As filed with the Securities and Exchange Commission on January 22, 1997

                                      Registration No. 333-15011


                                        SECURITIES AND EXCHANGE COMMISSION
                                              Washington, D.C.  20549

                                                AMENDMENT NO. 1 to
                                                     FORM SB-2

                                              REGISTRATION STATEMENT
                                                       Under
                                            THE SECURITIES ACT OF 1933
                                        GENISYS RESERVATION SYSTEMS, INC.
                                    (Name of small business issuer in charter)


    New Jersey                                    7872               22-2719541
(State or other                             (Primary Standard     (IRS Employer
     jurisdiction of                  Industrial Classification   I.D. Number)
 incorporation                               Code Number)
 or organization)

                                  (Address and telephone number, of registrant's
                                           principal executive offices)

                                           2401 Morris Avenue, 3rd Floor
                                              Union, New Jersey 07083
                                                  (908) 810-8767

                                    (Address of principal place of business or
                                       intended principal place of business)

              (Name, address and telephone number, of agent for service)

                                                   JOHN H. WASKO
                                       c/o Genisys Reservation Systems, Inc.
                                           2401 Morris Avenue, 3rd Floor
                                              Union, New Jersey 07083
                                                  (908) 810-8767

                                   Please send a copy of all communications to:

         DAVID W. SASS, ESQ.                        William J. Davis
         McLaughlin & Stern, LLP                    Scheichet & Davis, P.C.
         260 Madison Avenue                         505 Park Avenue, 20th Floor
         New York, New York 10016                   New York, New York 10022
         (212) 448-1100                             (212) 688-3200
         Fax(212) 448-0066                          Fax(212) 371-7634

Approximate date of commencement of proposed sale to the public: As soon as practicable after the Registration Statement becomes effective.


         If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. []_____

         If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.
[]---

         If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 of the Securities Act of 1933, check the following box [x]

         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. []


                                          ------------------------------


                                          CALCULATION OF REGISTRATION FEE

Title of Each                 Amount        Proposed Maximum     Proposed Maximum       Amount of
Class of Security             Being         Offering Price       Aggregate Offering
Registration
Being Registered            Registered      Per Unit/Share (1)      Price                 Fee

--------------------------------------------------------------------------------------------------


Shares of Common Stock       1,035,000         $5.00              $5,175,000          $1,568.18
$.0001 par value(2)(3)        Shares

Class A Common Stock        1,725,000         $0.20               $ 345,000           $ 104.55
Warrants(2)(3)               Warrants

Shares of Common Stock     1,725,000          $5.75               $9,918,750          $3,005.68
underlying the Class A       Shares
Warrants(2)(3)(4)

Class B Common Stock      1,035,000           $0.10                $ 103,500          $   31.36
Warrants(2)(3)             Warrants

Shares of Common Stock     1,035,000         $6.75                $6,986,250          $2,117.05
underlying the Class B      Shares
Warrants(2)(3)(4)

Class A Common Stock
Warrants(5)               287,500           $ .01                 $    2,875           $    .87

Shares of Common Stock    287,500           $5.75                 $1,653,125           $  500.95
underlying Class A
Warrants issued in a
private placement(5)

Underwriter's Warrant     90,000            $ .0001               $        9          $     .01
to purchase Common        Shares
Stock(2)

Class A Warrants(2)       150,000           $ .0001               $       15          $     .01
                           Warrants

Class B Warrants(2)         90,000          $ .0001               $        9          $     .01
                           Warrants

Underwriter's Shares        90,000           $6.00                $   540,000          $  163.64
of Common Stock(2)          Shares

Shares of Common Stock     150,000          $6.90                 $ 1,035,000          $   313.64
Underlying Under-           Shares
writer's Warrant to
Purchase Class A
Warrants(2)(3)

Shares of Common Stock     90,000           $8.10                 $   729,000          $   220.91
Underlying Under-          Shares
writer's Warrant to
Purchase Class B
Warrants(2)(3)

TOTAL                                                                                   $8,026.86
                                                                                       ---------
Paid on Account                                                                          7,614.66
                                                                                        ---------
Balance Due                                                                             $  412.20



(1)      Estimated solely for the purpose of calculating the registration fee.


(2)      Securities being registered for sale by the Company.

(3) Includes an additional 135,000 of Common Stock, 225,000 Class A Warrants and shares underlying the Class A Warrants and 135,000 Class B Warrants and shares underlying the Class B Warrants as part of the Underwriter's overallotment option.

(4) Pursuant to Rule 416 there are also being registered such additional shares as may be issued as a result of the anti-dilution provisions of the Common Stock Purchase Warrants and the Representative's Warrant.

(5)      Securities being registered for resale only.




         The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                                                 EXPLANATORY NOTE



         This registration statement covers the primary offering of Common Stock and Class A and Class B Redeemable Warrants by Genisys Reservation Systems, Inc. ("Company") and the offering of securities by certain selling stockholders
("Selling Stockholders"). The Company is registering under the primary prospectus ("Primary Prospectus") 900,000 Shares of Common Stock, 1,500,000 Class A Redeemable Warrant, and 900,000 Class B Redeemable Warrants for sale by the Underwriter. The Selling Stockholders are registering, under an alternate prospectus (the "Alternate Prospectus") 287,500 Class A Warrants and 287,500 shares of Common Stock underlying outstanding Class A Warrants. The Alternate Prospectus pages, which follow the Primary Prospectus, contain certain sections which are to be combined with all of the sections contained in the Primary Prospectus, with the exceptions of the front and back cover pages and the section entitled "The Offering." Furthermore, all references contained in the Alternate Prospectus to the "Offering" shall refer to the Company's offering under the Primary Prospectus.

                                         GENISYS RESERVATION SYSTEMS, INC.

                                               Cross Reference Sheet

Item     Caption                                           Location

1.       Forepart of Registration Statement              Outside Front Cover
         Page and Outside Front Cover Page of Page
         Prospectus

2.       Inside Front and Outside Back Cover              Inside Front and
         Outside Pages of Prospectus                      Outside
         Back Cover Pages

3.       Summary Information and Risk Factors             Prospectus Summary;
         Risk Factors

4.       Use of Proceeds                                   Use of Proceeds

5.       Determination of Offering Price                    Underwriting; Risk
         Factors

6.       Dilution                                          Dilution

7.       Selling Security Holders                          Not Applicable

8.       Plan of Distribution                              Underwriting

9.       Legal Proceedings                                 Not Applicable

10.      Directors, Executive Officers,                     Management
         Promoters and Control Persons

11.      Security Ownership of Certain                  Principal Stockholders
         Beneficial Owners and Management

12.      Description of Securities                          Description of
                                                            Securities

13.      Interest of Named Experts and Counsel         Legal Matters; Experts

14.      Disclosure of Commission Position on               Underwriting-
         Indemnification for Securities Act                 Indemnification

15.      Organization Within Last Five Years                Not Applicable

16.      Description of Business                           Business; Risk
                                                           Factors; Financial
                                                           Statements; Selected
                                                           Financial Data;
                                                           Prospectus Summary;
                                                            Use of Proceeds

17.      Management's Discussion and Analysis                   Management's
         Discussion and or Plan of Operation            Analysis of Financial
                                                        Condition  and Results
                                                         of Operation


18.      Description of Property                        Business-Properties


19.      Certain Relationships and Related               Certain Transactions
         Transactions

20.      Market for Common Equity and Related            Market Information;
         Stockholder Matters                             Prospectus Summary

21.      Executive Compensation                          Management-Executive
                                                         Compensation

22.      Financial Statements                           Financial Statements

23.      Changes In and Disagreements With              Not Applicable
         Accountants on Accounting and
         Financial Disclosure

Subject to Completion dated January 22, 1997


PROSPECTUS


                                         GENISYS RESERVATION SYSTEMS, INC.


                                           900,000 Shares of Common Stock
                                      1,500,000 Class A Redeemable Warrants
                                        900,000 Class B Redeemable Warrants



         Genisys Reservation Systems, Inc., a New Jersey corporation (the "Company"), hereby offers through R.D. White & Co., Inc. (the "Underwriter") 900,000 shares ("Shares") of Common Stock, par value $.0001 per share, ("Common Stock") and 2,400,000 redeemable warrants ("Redeemable Warrants"), 1,500,000 of which will be "Class A Redeemable Warrants" and 900,000 of which will be "Class B Redeemable Warrants," at an anticipated public offering price of $5.00 per share of Common Stock, $.20 per Class A Redeemable Warrant, and $.10 per Class B Redeemable Warrant (the Common Stock and Redeemable Warrants collectively referred to as the "Securities"). The Common Stock, Class A Warrants and Class B Warrants will be offered separetly. See "Underwriting."


         Each Redeemable Warrant shall be exercisable for a period of 48 months, commencing six (6) months from the date on which the registration statement (the "Registration Statement") of which this prospectus (the "Prospectus") forms a part is declared effective (the "Effective Date") by the Securities and Exchange Commission (the "Commission"). Each Class A Redeemable Warrant shall entitle the holder to acquire one share of Common Stock at a price equal to $5.75 per share. Commencing 12 months after the Effective Date, the Company will have the right at any time to redeem all, but not less than all, of the Class A Redeemable Warrants at a price equal to twenty cents ($.20) per Redeemable Warrant, provided that the closing bid price of the Common Stock equals or exceeds $6.25 per share for any twenty (20) trading days within a period of thirty (30) consecutive trading days ending on the fifth trading day prior to the date of the notice of redemption. Each Class B Redeemable Warrant shall entitle the holder to acquire one share of the Common Stock at a price equal to $6.75 per share. Commencing 12 months after the Effective Date, the Company will have the right at any time to redeem all, but not less than all, of the Class B Redeemable Warrants at a price equal to ten cents ($.10) per Redeemable Warrant, provided that the closing bid price of the Common Stock equals or exceeds $7.25 per share for any twenty (20) trading days within a period of thirty (30) consecutive trading days ending on the fifth trading day prior to the date of the notice of redemption. See "Descriptions of Securities."

         The Underwriting Agreement prohibits the Company from issuing any capital stock or other securities without the Underwriter's prior consent for a period of eighteen (18) months following the date of this Prospectus. This provision may limit the Company's ability to raise additional equity capital.



AN INVESTMENT IN THE SECURITIES DESCRIBED HEREIN INVOLVES A HIGH
DEGREE OF RISK AND IMMEDIATE SUBSTANTIAL DILUTION. SEE "RISK
FACTORS" AND "DILUTION."

SUCH SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


                            Price to Public             Underwriting Discounts      Proceeds to
                                                        and Commissions (1)         Company(2)

Per Share offered by        $5.00                       $.50                        $4.50
Company............
Per Class A Redeemable      $.20                        $.02                        $.18
Warrant offered by
Company..........

Per Class B Redeemable      $.10                        $.01                        $.09
Warrant offered by
Company..........


Total(3).....               $4,890,000                  $489,000                    $4,401,000

--------------------------- --------------------------- --------------------


                                              R.D. White & Co., Inc.
                                                 -----------------


                                  The Date of this Prospectus is _________, 1997



---------------


(1) Does not include additional underwriting compensation to be paid by the Company to the Underwriter in the form of a non-accountable expense allowance of $146,700 ("Non-Accountable Expense Allowance") equal to 3% of the aggregate public offering price of the Securities or $168,705 assuming exercise in full of the Over-Allotment Option, as (defined below)), $50,000 of which has been advanced to the Underwriter.


(2) Exclusive of exercise of the Over-Allotment Option (as defined below) and before deducting expenses payable by the Company estimated at $381,700 (including the Underwriter's Non-Accountable Expense Allowance of $146,700 payable by the Company). After deducting such expenses and applicable underwriting discounts, the net proceeds to the Company, exclusive of the exercise of the Over-Allotment Option (as defined below), will be approximately $4,019,300.

(3) The Company has granted an option to the Underwriter to purchase all or part of an additional 15% of the shares of Common Stock and Redeemable Warrants from the Company to cover over-allotments for a period of forty five (45) days from the effective date of the Registration Statement upon the same terms and conditions (the "Over-Allotment Option"). If the Over-Allotment Option is exercised in full, the total Price to Public, Underwriting Discounts and Commissions, and Proceeds to the Company will be $5,623,500, $562,350 and $5,061,150, respectively (exclusive of other expenses payable by the Company of $235,000 and the Non-Accountable Expense Allowance of $168,705). Assuming exercise of the Over-Allotment Option and after deducting expenses and applicable underwriting discounts, the net proceeds to the Company will be approximately $4,657,445. See "Underwriting."

         The Company's public offering as described herein, there has been no active public market for the Common Stock or the Redeemable Warrants, and no assurance may be given that a public market will develop following the completion of the offering or that, if any such market does develop, it will be sustained. The Company has applied to have the Securities listed for quotation on The NASDAQ SmallCap MarketSM ("NASDAQ") under the symbols: "GENS," "GENSW," and GENSZ," respectively. There can be no assurance given that the Company will be able to satisfy on a continuing basis the requirements for quotation of such securities on NASDAQ. See "Risk Factors - No Assurances of Public Market or Continued NASDAQ Listing," "Risk Factors-Penny Stock Regulations" and "Market for the Company's Securities and Other Related Stockholder Matters."


         The Securities being offered for sale by the Company are being offered on a firm commitment basis, subject to prior sale, when, as and if delivered to and accepted by the Underwriter pursuant to the terms of the underwriting agreement relating to the offering. See "Underwriting." It is expected that delivery of certificates representing the securities being offered by the Company will be made against payment therefor at the offices of the Underwriter on or about ______, 1997. See "Available Information."


         The Registration Statement of which this Prospectus forms a part but with a different Prospectus cover page also relates to the offer and sale of 287,500 Class A Warrants and 287,500 shares of Common Stock issuable upon exercise of 287,500 outstanding Class A Redeemable Warrants which were previously issued by the Company to the holders thereof and are to be offered and sold by such stockholders (the "Selling Stockholders"). The Class A Redeemable Warrants are exercisable at $5.75 per share. Such securities are subject to an 18 month lock-up by the Underwriter. The shares are being offered by the Selling Stockholders and are being registered for resale purposes only pursuant to an Alternate Prospectus. Sales of the securities to be offered by the Selling Stockholders (or even the potential of such sales) would likely have an adverse effect on the market prices of the securities being offered by the Company. The Company will not receive the proceeds of any sale of such securities by the Selling Stockholders but may receive proceeds from the exercise of the Warrants covered by such shares, if such warrants are exercised, as to which there can be no assurance. The Selling Stockholders will receive the proceeds from the sale, if any, of the securities to be offered by Selling Stockholders. Except as otherwise set forth herein, the costs incurred in connection with the registration of such securities are to be borne by the Company. See "Selling Stockholders".


         For a period of time, the Company was not in compliance with the filing requirements of the Securities Exchange Act of 1934 (the "Exchange Act") and may be subject to legal liability as a result thereof. See "Risk Factors-Non-Compliance with Exchange Act Reporting Requirements".

         As of June 25, 1996 there were 763 shareholders of record of the Company.


         IN CONNECTION WITH THIS OFFERING, THE UNDERWRITER MAY OVER-ALLOT OR EFFECT TRANSACTIONS WHICH STABILIZE OR MAINTAIN THE MARKET PRICE OF THE COMPANY'S SECURITIES AT A LEVEL ABOVE THAT WHICH MIGHT OTHERWISE PREVAIL IN THE OPEN MARKET. SUCH TRANSACTIONS MAY BE EFFECTED IN THE OVER-THE-COUNTER MARKET OR OTHERWISE. SUCH STABILIZING, IF COMMENCED, MAY BE DISCONTINUED AT ANY TIME.


         ALTHOUGH IT HAS NO LEGAL OBLIGATION TO DO SO, THE UNDERWRITER MAY FROM TIME TO TIME ACT AS A MARKET-MAKER AND OTHERWISE EFFECT TRANSACTIONS IN THE COMPANY'S SECURITIES. THE UNDERWRITER WILL NOT ACT AS A MARKET-MAKER UNTIL SUCH TIME AS ITS PARTICIPATION IN THIS OFFERING IS COMPLETE. THE UNDERWRITER, IF IT PARTICIPATES IN THE MARKET, MAY BE A DOMINATING INFLUENCE IN ANY MARKET THAT MIGHT DEVELOP FOR ANY OF THE COMPANY'S SECURITIES. SUCH ACTIVITIES, IF COMMENCED, MAY BE DISCONTINUED AT ANY TIME OR FROM TIME TO TIME. THEREFORE,
THERE IS NO ASSURANCE THAT THE UNDERWRITER WILL OR WILL NOT BE A DOMINATING INFLUENCE. THE PRICES AND LIQUIDITY OF THE SECURITIES OFFERED HEREUNDER MAY BE AFFECTED BY THE DEGREE, IF ANY, OF THE UNDERWRITER'S PARTICIPATION IN THE MARKET. SEE "RISK FACTORS" AND "UNDERWRITING."

                                               AVAILABLE INFORMATION


         The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and in accordance therewith presently files reports, proxy statements and other information with the Commission. Such reports, proxy statements and other information may be inspected and copies at the Commission's public reference room located in Room 1024 at 450 Fifth Street, N.W., Washington, D.C. 20549 and at the Commission's Regional Offices located at Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661 and at 7 World Trade Center, 13th Floor, New York, New York 10048. Copies of such materials may also be obtained at prescribed rates from the Public Reference Section of the Commission located in Room 1024 at 450 Fifth Street, N.W., Washington, D.C. 20549.

         The Company has filed a Registration Statement relating to the securities offered hereby with the Commission pursuant to the provisions of the Securities Act of 1933, as amended (the "Securities Act"). Although this Prospectus forms a part of the Registration Statement, it does not contain all of the information set forth in the Registration Statement, the exhibits or the schedules thereto. For further information with respect to the Company and the securities offered hereby, reference is made to the Registration Statement, the exhibits and the schedules thereto. All material elements of documents referenced in the Registration Statement are set forth in the prospectus disclosure herein. Reference is also made to the copy of such document which has been filed as an exhibit to the Registration Statement.

                                                PROSPECTUS SUMMARY




         The following summary is qualified in its entirety by reference to and should be read in conjunction with the more detailed information and financial data (including any financial statements and the notes thereto) appearing elsewhere in this Prospectus. Unless otherwise indicated, all share and per share amounts set forth hereinafter have been adjusted to reflect the reverse split on a one for two basis effectuated in July, 1996. Each prospective investor is urged to read this Prospectus in its entirety.



                                                    The Company


         The principal business activity of Genisys Reservation Systems, Inc. (the "Company") is developing a computerized limousine reservation and payment system for the business traveler. The management of the Company anticipates that the proprietary software that is being developed will enable limousine reservations to be completely computerized -i.e., be entirely automatic and operate without human intervention. Genisys Reservation Systems, Inc. is a development stage company and has no commericially available products at the present time.


         At the present time, there are four major airline reservations systems in operation in the United States -- "Sabre", "Worldspan", "Apollo" and "System One" (the "Reservation System"). Each of these systems allows a travel agency or corporate travel department to make an airline reservation and receive instantaneously a confirmation and a printed airline ticket on any airline. It is also possible to make a hotel reservation with one of the major hotel chains through any of the reservation systems and receive an instantaneous confirmation of room availability. Additionally, a travel agent or corporate travel manager may make an automobile reservation with any one of the major car rental companies (Hertz, Avis and the like) through these airline reservations systems, and receive an immediate confirmation of the car rental reservation.

         When it comes to limousine reservations, however, there is at present no method for making a reservation through one of the four major airline reservation systems and receiving an immediate guaranteed confirmation. The usual method of making a limousine reservation in a destination city is to call a limousine company, if the travel agent knows of one. This use of the telephone, with its attendant inconveniences such as "telephone tag" and missed communications, can require up to a few hours to secure a confirmed limousine reservation. It is also an expensive process for the travel agent or corporate travel manager, due primarily to the personnel required to secure a binding limousine reservation. There are also frequent billing errors and clerical mistakes in scheduling.

           The Company seeks to solve the problems involved in making limousine reservations for the business traveler by:

         1. developing a limousine reservation system that utilizes the airline computer reservation systems already in use;

         2. developing a way to identify and qualify the best limousine service providers in the cities that are the business travelers most frequent destinations;

         3. developing a way to disseminate reservation information to corporate clients and to limousine service providers with no errors, with immediate confirmation and without the need to utilize the telephone;

         4. developing an automated electronic payment system to process all fees charged by the Company to its clients;

         5. performing the above-described tasks with a high degree of quality control; and

         6. providing corporate clients with precise management and financial information, to enable them to ascertain where their money is being spent.

         The Company was organized on April 25, 1986 under the name of JEC02 Lasers, Inc. and changed its name to Robotic Lasers, Inc. on December 22, 1987. It changed its name to Genisys Reservation
Systems, Inc. on July 16, 1996. The Company's executive offices are at 2401 Morris Avenue, Union, New Jersey 07083, and its telephone number is 908-810-8767.

                                                   The Offering


Securities Offered

900,000 shares of Common Stock, par value $.0001, per share ("Common Stock") and 2,400,000 redeemable warrants ("Redeemable Warrants"), 1,500,000 of which will be "Class A Redeemable Warrants" and 900,000 of which will be "Class B Redeemable Warrants."


Offering Price

$5.00 per Share of Common Stock $0.20 per Class A Redeemable Warrant $0.10 per Class B Redeemable Warrant

The Redeemable Warrants

Each Redeemable Warrant shall be exercisable for a period of 48 months, commencing six (6) months from the date on which the registration statement (the "Registration Statement") of which this prospectus (the "Prospectus") forms a part is declared effective (the "Effective Date") by the Securities and Exchange Commission (the "Commission"). Each Class A Redeemable Warrant shall entitle the holder to acquire one share of Common Stock at a price equal to $5.75 per share. Commencing 12 months after the Effective Date, the Company will have the right at any time to redeem all, but not less than all, of the Class A Redeemable Warrants at a price equal to ten cents ($.10) per Redeemable Warrant, provided that the closing bid price of the Common Stock equals or exceeds $6.25 per share for any twenty (20) trading days within a period of thirty (30) consecutive trading days ending on the fifth trading day prior to the date of the notice of redemption. Each Class B Redeemable Warrant shall entitle the holder to acquire one share of the Common Stock at a price equal to $6.75 per share. Commencing 12 months after the Effective Date, the

                                                     Company will have the right
                                                     at any time to redeem  all,
                                                     but not less than  all,  of
                                                     the   Class  B   Redeemable
                                                     Warrants  at a price  equal
                                                     to  ten  cents  ($.10)  per
                                                     Redeemable         Warrant,
                                                     provided  that the  closing
                                                     bid  price  of  the  Common
                                                     Stock   equals  or  exceeds
                                                     $7.25  per  share  for  any
                                                     twenty  (20)  trading  days
                                                     within a period  of  thirty
                                                     (30)  consecutive   trading
                                                     days  ending  on the  fifth
                                                     trading  day  prior  to the
                                                     date  of  the   notice   of
                                                     redemption.

Securities Outstanding Prior to the
 Company's Offering


         Common Stock                                3,280,594 Shares
         Class A Warrants                              287,500


Securities Outstanding After the
 Company's Offering:

         Common Stock (1)(3)                         4,195,594  Shares
         Class A Warrants(2)                         1,787,500  Warrants
         Class B Warrants(2)                           900,000  Warrants


Proposed NASDAQ SmallCap MarketSM
 Symbols(4)
         Common Stock                                GENS
         Class A Warrants                            GENSW
         Class B Warrants                            GENSZ

---------------


(1) Does not include: (a) 2,400,000 shares of Common Stock issuable upon exercise of the Class A and Class B Warrants;
         (b) 135,000 shares of Common Stock issuable upon exercise of the Over-Allotment Option and 360,000 shares of Common Stock issuable upon the exercise of the Redeemable Warrants contained therein; or (c) 287,500 shares issuable upon exercise of outstanding warrants issued in a private placement in May, 1996. See "Description of Securities," and "Underwriting."

(2) Does not include the issuance of 360,000 Redeemable Warrants issuable upon exercise of the Over-Allotment Option, but does include 287,500 Class A warrants issued in a private placement in May 1996, which Warrants are identical to the Class A Redeemable Warrants offered hereby. See "Underwriting" and

         "Description of Securities."

(3) Includes 15,000 shares of Common Stock issuable upon the conversion of two promissory notes at the completion of this Offering in the principal amounts of $20,000 and $10,000, respectively (the "Convertible Notes").

(4) The Shares of Common Stock and the Class A Redeemable Warrants and Class B Redeemable Warrants are expected to be listed for quotation on NASDAQ under the symbols: "GENS", "GENSW" and "GENSZ", respectively. There can be no assurance given that the Company will be able to satisfy on a continuing basis the requirements for quotation of such securities on NASDAQ. See "Risk Factors" and "Market for the Company's Securities and Other Related Stockholder Matters."


                                                   Risk Factors



         An investment in any of the securities being offered hereby is highly speculative and involves substantial risks including a qualified independent auditors report - financial losses, limited operations, early development stage of the Company, technological changes, market acceptance, dependence on existing computer reservation systems, working capital - use of proceeds: broad discretion in application of proceeds, dependence upon a key individual, possible need for additional financing, dependence on certain suppliers, economic downturn, technological change and new product development, product protection and infringement, and competition. See "Risk Factors."



                                                  Use of Proceeds


         The Company will receive the net proceeds of its offer and sale of the Common Stock and Warrants of approximately $4,019,300 and intends to use the net proceeds for the following: (i) approximately $850,000 for systems and procedures development and additional equipment; (ii) approximately $563,500 for repayment of outstanding indebtedness; and (iii) approximately $2,605,800 for general working capital purposes. See "Risk Factors" and "Use of Proceeds".

                                           Summary Financial Information

         The following summary of selected financial information concerning the Company, other than the "As Adjusted" information reflecting the Company's receipt and use of the net proceeds of its public offering (see "Use of Proceeds"), have been derived from the financial statements (including the related notes thereto) of the Company included elsewhere in this Prospectus (the "Financial Statements").

         The unaudited financial information of the Company as of September 30, 1996 and for the six months then ended have been prepared on the same basis as the audited financial statements of the Company and, in the opinion of management, include all adjustments necessary to present fairly the financial position and the results of operations of the Company.

SUMMARY STATEMENT OF OPERATIONS DATA:


                                                               Period from
                      Four Months Ended      Year Ended        March 7, 1994
                     December 31, 1995    August 31, 1995    to August 31, 1994
                     -----------------    ---------------     -----------------


Costs and Expenses    $ 293,210           $  269,080              $ 31,510
Net Loss              $(293,210)          $ (269,080)             $(31,510)
Net Loss Per Share    $    (.11)          $     (.16)             $   (.02)


                         Nine Months Ended September 30
                         1996                1995

                        (Unaudited)         (Unaudited)


Costs and Expenses    $ 734,549             $ 252,793
Net Loss              $(734,549)            $(252,793)
Net Loss per Share    $    (.26)            $    (.15)



SUMMARY BALANCE SHEET DATA:


                                      September 30, 1996    September 30, 1996

                          December 31,                               As

                             1995            Proforma          Adjusted(1)(2)

Working Capital           $(814,504)       $(1,171,895)          $2,333,905
(Deficit)
Total Assets              $ 352,685        $   733,991            4,239,791
Long-term Debt            $  89,746        $   660,101               66,601
Total Liabilities         $ 927,566        $ 1,924,668            1,331,168
Stockholders' Equity      $(574,881)       $(1,190,677)           2,908,623

(Deficiency)


(1) Includes the net proceeds (after underwriting commission, nonaccountable expense allowance and estimated expenses) of the offering contemplated herein and the repayment of outstanding indebtedness of $563,500. See "Use of Proceeds".

(2) Includes the November, 1996 sale of 25,000 shares of Common Stock to an unaffiliated party for $50,000 and the conversion of $30,000 of convertible notes payable into 15,000 shares of Common Stock of the Company, which occurs upon consummation of the offering contemplated hereby.

                                                   RISK FACTORS


         THE SECURITIES OFFERED HEREBY ARE SPECULATIVE IN NATURE AND INVOLVE A HIGH DEGREE OF RISK. SUCH SECURITIES SHOULD BE PURCHASED ONLY BY PERSONS WHO CAN AFFORD TO LOSE THEIR ENTIRE INVESTMENT. THEREFORE, EACH PROSPECTIVE INVESTOR SHOULD, PRIOR TO PURCHASE, CONSIDER VERY CAREFULLY THE FOLLOWING RISK FACTORS, AS WELL AS ALL OF THE OTHER INFORMATION SET FORTH ELSEWHERE IN THIS PROSPECTUS AND THE INFORMATION CONTAINED IN THE FINANCIAL STATEMENTS, THE NOTES THERETO AND THE DOCUMENTS REFERENCED HEREIN.


When used in this Prospectus, the words "may", "will", "expect", "anticipate", "continue", "estimate", "project", "intend" and similar expressions are intended to identify forward-looking statements within the meaning of Section 27A of the Securites Act of 1933 and Section 21E of the Securities Exchange Act of 1934 regarding events, conditions and financial trends that may affect the Company's future plans of operations, business strategy, operating results and financial position. Prospective investors are cautioned that any forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties and that actual results may differ materially from those included within the forward-looking statements as a result of various factors. Such factors are described under the headings "Management's Discussion and Analysis of Financial Condition and Results of Operations," "The Company," "Business" and in the risk factors set forth below.

Qualified Independent Auditor's Report - Financial Losses and Going
Concern.


         The financial statements have been prepared assuming that the Company will continue as a going concern and the auditor's report indicates that the going concern basis may not be appropriate, due to its current financial condition and recent results of operations. There can be no assurance that the Company's business strategy will prove successful, or that the Company will operate profitably. Since the Company has incurred operating losses from inception and has capital and working capital deficiencies, there is substantial doubt as to the Company's ability to continue as a going concern. See "Business", "Financial Statements" and "Management's Discussion and Analysis".


Limited Operations - No Revenues to Date

         To date, the operations of the Company have been limited to market research and development of a software and hardware system for computerizing the limousine reservation and payment process. The Company has not yet generated any revenues and will require further technical development within a period of the next twelve months, as well as an additional investment of the proceeds from this Offering before a determination of the system's commercial feasibility can be made. No assurance can be given that the Company's reservation and payment system will achieve commercial feasibility. See "Business".




Development Stage of the Company


         The Company is not sufficiently established to fully evaluate or forecast its prospects. The Company is thus subject to all the risks associated with the creation of a new business and there is no assurance that it will be able to continue to function as a viable entity. See "Business"


Rapid Technological Changes - Cost and Competition

         The computer hardware and software industry is relatively new and has undergone, and is expected to continue to undergo, significant and rapid technological changes. Not only will market penetration and customer acceptance of the Company's system depend upon the Company's ability to develop and maintain a technically competent marketing force, but upon the Company's ability to adapt to rapid technological changes in its industry. The Company also expects that new competitors may introduce systems or services that are directly or indirectly competitive with those of the Company. Such competitors may succeed in developing systems and services that have greater functionality or are less costly than the Company's systems and services and may be more successful in marketing such systems and services. The Company intends to continue to enhance and develop its reservation software products, however, there can be no assurance that such enhancements or developments will be accepted by existing or new markets. The Company is still developing its products and none are currently available. See "Business."


No Assurance of Market Acceptance


         The Company believes that its computerized limousine reservation and payment system will gain acceptance among corporate travel departments, however, there can be no assurance that a sufficient number of corporate travel departments will be willing to utilize the Company's system to enable the Company to achieve profitable operations. See "Business".


Dependence on Existing Computer Reservation Systems

         The Company is dependant on access to existing computer reservation systems. If such systems were to experience technical difficulties or be unable to operate for a period of time, the Company's business would be adversely affected. In addition, the Company has agreements with three of the four major airline reservation systems. There can be no assurance that such agreements will be renewed or renewed on favorable terms after their expiration. Moreover, if such agreements were to terminate and the Company were to lose access to such systems, its business would be materially and adversly affected. See "Business".


Broad Discretion by Management in Application of Proceeds; Funding of Day to Day Operations

         A portion (approximately $2,605,800 or 64.9%) of the net proceeds derived from the sale of the Securities offered hereby will be added to the Company's general working capital. Management will have complete discretion as to the application of such funds, including payment of executive salaries and fees relating to the day to day operations. No assurance can be given as to the amounts that will be raised by this offering and if such amounts will be sufficient to meet the Company's needs. See "Use of Proceeds."

         The management of the Company also has broad discretion as to the application and allocation of up to $16,353,125 of gross proceeds that may be received upon exercise of the Redeemable Warrants. As a result of the foregoing, the success of the Company will be substantially dependent upon the discretion and judgment of the management of the Company with respect to the application and allocation of the net proceeds hereof. Pending use of such proceeds, the net proceeds of this offering will be invested by the Company in temporary, short-term interest-bearing obligations. See "Use of Proceeds," "Business" and "Management."


Dependence Upon Key Individual


         The Company has only a few employees and the Company's success is dependent upon the activities of Joseph Cutrona, its President. The loss of Mr. Cutrona's services through death, disability or resignation will have a material and adverse effect on the business of the Company. The Company intends to obtain key man insurance on the life of Mr. Cutrona in the amount of $1,000,000. See "Management".


Possible Need for Additional Financing


         The Company intends to fund its operations and other capital needs for the next twelve (12) months from the date of this offering substantially from revenues generated by the Company's planned operations and the proceeds of this offering, but there can be no assurance that such funds will be sufficient for these purposes. There can be no assurance that such financing will be available, or that it will be available on acceptable terms. See "Use of Proceeds."


Dependence on Certain Suppliers

         The Company is dependent on certain of its suppliers who are involved with the development of the Company's system. Should the Company lose any such suppliers, it would cause a delay in the Company's bringing its system to market. The Company is dependent on two key suppliers who provide software development services to the Company. Travel Automation Management provides the "script" software programs which enable the Company's program to interact with each of the airline computer reservation systems. Prosoft, Inc. has written all the proprietary custom software for the Company's reservation system and is presently completing the Company's payment system. Travel Automation
Management's services are provided on a purchase order/contract basis with progress payment terms. Prosoft's services are provided under various formal written consulting agreements. No assurance can be given that the Company will be able to adequately replace these two suppliers in the event of a termination of services by the suppliers to the Company. See "Business".



Adverse Effect of Economic Downturn

         The Company's system, when operable, will be dependant on the travel habits of its customers. In the event there is an economic downturn or change in travel patterns, the Company's business could be adversely affected. See "Business".


Continuing Voting Control by Current Officers and Directors

         As of the date hereof, the management of the Company owns 2,253,227 shares of Common Stock. Consequently, immediately upon completion of the Company's public offering of the Securities, the officers and directors of the Company will own or control the voting of 53.70% of the Company's issued and outstanding Common Stock, assuming no exercise of the Over-Allotment Option and no exercise of the Redeemable Warrants. There are no cumulative voting rights and directors must be elected by a plurality of the outstanding voting securities entitled to vote. Therefore management of the Company will be in a position to control the actions of the Company. See "Principal Stockholders" and "Certain Transactions."

Limitations on Product Protection and Possibility of Infringement


         The Company does not have any patents on any of its technology and relies largely on copyright, its license agreements with customers and its own security systems, confidentiality procedures and employee nondisclosure agreements to maintain the trade secrecy of its proprietary information. There can be no assurance that the legal protections and precautions taken by the Company, or available remedies, will be adequate to prevent misappropriation of the Company's proprietary information. In addition, these protections do not prevent independent third-party development of functionally equivalent or superior systems, products or methodologies. Moreover, there can be no assurance that third parties will not assert infringement claims against the Company.

See "Business".

Likely Competition

         Although, to the best of the knowledge of the management of the Company, there are as yet no competitors, it must be assumed that if the Company's efforts are successful, other companies will begin to offer competing systems. These future competitors may well be companies which have substantially greater research, development, marketing and financial resources than the Company. Moreover, customers seeking limousine service will be able to reserve such service through existing telephone based systems or alternative methods which may indirectly compete with the Company.
See "Business".



Non-Compliance with Exchange Act Reporting Requirements

         The Company was not in compliance with the filing requirements of the Exchange Act in that it had filed unaudited financial statements rather than the audited financial statements required by the Exchange Act due to its inability at the time to pay for audited financial statements. The Company may be subject to legal liability as a result thereof. The Company intends to use portions of the proceeds from this offering allocated to working capital to fund such compliance. See "Use of Proceeds".


Need for Highly Qualified Personnel

         The success of the Company's business will depend upon its ability to attract and retain personnel with a wide range of technical capabilities. Competition for such personnel is intense, and is expected to increase in the future. No assurance can be given that the Company will be able to attract and retain such personnel. See "Business".


Arbitrary Determination of Offering Price of Securities

         The public offering price of the Securities and the exercise price of the Redeemable Warrants were determined by negotiation between the Company and the Underwriter and do not necessarily bear any relationship to the Company's assets, book value, net worth or any other established criteria of value. Among the factors considered in determining such prices were the Company's historical performance and growth, management's assessment of the Company's business potential and earning prospects, the prospects for growth in the industry in which the Company operates, market prices and prevailing market conditions generally. Neither the offering price of the Securities nor the exercise price of the Redeemable Warrants should be regarded as indicative of the actual value of any of the securities being offered by the Company. The trading price of the securities and/or exercise price of the Redeemable Warrants could also be subject to significant fluctuations in response to variations in quarterly results of operations, announcements of new contracts or services by the Company or its competitors, government regulatory action, general trends in the industry and other actions, including extreme price and volume fluctuations which have been experienced by the securities markets from time to time in recent years. See "Underwriting".

Immediate and Substantial Dilution


         This Offering involves an immediate and substantial dilution of $4.39 (87.8%) per share between the net tangible book value per share of Common Stock upon consummation of this Offering and the public offering price. To the extent that any future financing involves the sale of the Company's equity securities, the interests of the Company's then existing stockholders, including investors in this Offering, could be substantially diluted. See "Dilution" and "Future Sales of Stock by Stockholders."


Absence of Dividends on Common Stock

         The Company has not paid any dividends on its Common Stock since its incorporation and anticipates that, for the foreseeable future, working capital and earnings, if any, will be retained for use in the Company's business operations and in the expansion of its business. The Company has no present intention to pay cash dividends on its Common Stock. See "Dividend Policy" and "Description of Securities".

Possible Adverse Effect of Future Sales of Stock by Stockholders


         Of the Company's 3,280,594 outstanding shares of Common Stock prior to the Offering contemplated hereby, 3,000,109 shares are "restricted securities" as that term is defined under the Securities Act and in the future may only be sold in compliance with Rule 144 promulgated under the Securities Act or pursuant to an effective registration statement. Rule 144 provides, in essence, that a person (including a group of persons whose shares are aggregated) who has satisfied a two-year holding period for such restricted securities may sell within any three-month period, under certain circumstances, an amount of restricted securities which does not exceed the greater of 1% of that class of the Company's outstanding securities or the average weekly trading volume of that class of securities during the four calendar weeks prior to such sale. In addition, pursuant to Rule 144, persons who are not affiliated with the Company and who have held their restricted securities for at least three years are not subject to the quantity limitations or the manner of sale restriction of the rules. As of the date hereof, no shares of Common Stock are available for resale pursuant to Rule 144. Pursuant to an agreement with the Underwriter, the officers, directors and holders of 5% or more of the Company's equity securities, other then Steven Pollan and other than 200,000 shares of common stock held by Loeb are restricted from selling their respective securities for a period of 18 months from the Effective Date, absent waiver of such restriction by the Underwriter. See "Certain Transactions" and "Underwriting."


         In the event that shares of Common Stock which are not currently salable become salable by means of registration, eligibility for sale under Rule 144 or otherwise and the holders of such shares of Common Stock elect to sell such shares of Common Stock in the public market, there is likely to be a negative effect on the market price of the Company's securities and on the ability of the Company to obtain additional equity financing. In addition, to the extent that such shares of Common Stock enter the market, the value of the Common Stock in the over-the-counter market may be reduced. No predictions can be made as to the effect, if any, that sales or availability for sale of the Securities will have on the market price of any such securities, which may prevail from time to time. Nevertheless, the foregoing could adversely affect such prevailing market prices. See "Principal Stockholders," "Certain Transactions" and "Description of Securities."


Possible Adverse Effects of Authorization of Preferred Stock; Anti-Takeover Effects.

         The Company's Certificate of Incorporation authorizes the issuance of a maximum of 25,000,000 shares of preferred stock, $.0001 par value ("Preferred Stock"), on terms which may be fixed by the Company's Board of Directors without further stockholder action. None of such Preferred Stock has been designated or issued. The terms of any series of Preferred Stock, which may include priority claims to assets and dividends, and special voting rights, could adversely affect the rights of holders of the Common Stock. The issuance of Preferred
Stock could make the possible takeover of the Company or the removal of management of the Company more difficult, discourage hostile bids for control of the Company in which stockholders may receive premiums for their shares of Common Stock, or otherwise dilute the rights of holders of Common Stock and the market price of the Common Stock. See "Description of Securities - Preferred Stock".


Capital-Raising Restrictions

         The Underwriting Agreement prohibits the Company from issuing any capital stock or other securities without the Underwriter's prior consent for a period of eighteen (18) months following the date of this Prospectus. This provision may limit the Company's ability to raise additional equity capital. The purpose of such provision is to protect against unnecessary dilution to the public shareholders.



Financial Risk to Investors in Public Offering


         Upon completion of the Company's public offering, the Company's current stockholders will have paid $618,600 for 3,295,594 shares of Common Stock, or 78.5% of the Company's then outstanding shares of Common Stock, and purchasers of the Securities in the Company's public offering will have paid $4,500,000 for 900,000 shares of Common Stock, or 21.5% (exclusive of related warrants) of the Company's then outstanding shares of Common Stock, assuming no exercise of the Over-Allotment Option and no exercise of the Redeemable Warrants being offered by the Company pursuant thereto. Therefore, investors purchasing Securities in the Company's public offering will bear a substantially greater financial risk than the Company's current stockholders. See "Dilution."


No Assurance of Public Market or Continued NASDAQ Listing


         Prior to the Company's public offering, there has been no public market for any of the Company's securities, and there can be no assurance given that a regular trading market for the Securities will develop after the completion of the Company's public offering. If a trading market does in fact develop for any of the foregoing securities, there can be no assurance given that it will be sustained. The Company became a public company in 1988 in a transaction in which JEC Lasers, Inc. distributed all of the Company's common stock then owned by it to its stockholders. The Company has had no active business until its acquisition of Corporate Travel Link. In connection with the Company's public offering, the Company applied for and is expected to be granted inclusion of the Common Stock and the Redeemable Warrants for quotation on NASDAQ under the symbols: GENS, GENSW, and GENSZ, respectively. While such securities are currently listed for quotation on NASDAQ, there can be no assurance given that the Company will be able to satisfy the requirements for continued quotation on NASDAQ or that such quotation will otherwise continue. If, for any reason, any of such securities become ineligible for continued listing and quotation or a public trading market does not develop, purchasers of such securities may have difficulty selling their securities should they desire to do so.


         Under the current rules of the National Association of Securities Dealers, Inc. ("NASD"), in order to qualify for initial listing on NASDAQ, a company must have, among other things, at least $4,000,000 in total assets, $2,000,000 in total capital and surplus, $1,000,000 in market value of public float and a minimum bid price of $3.00 per share. For continued listing, a company must have, among other things, $2,000,000 in total assets, $1,000,000 in total capital and surplus, $1,000,000 in market value of public float and a minimum bid price of $1.00 per share. Although the Company is able initially to satisfy the requirements for quotation on NASDAQ, it may be unable to satisfy the requirements for continued quotation thereon, and trading, if any, in the securities being offered hereby would be conducted in the over-the-counter market in what are commonly referred to as the "pink sheets" of the National Quotation Bureau, Inc. or on the NASD OTC Electronic Bulletin Board. As a result, an investor may find it more difficult to dispose of or to obtain accurate quotations as to the price of such securities. See "Underwriting".


         On November 6, 1996, Nasdaq approved changes to its listing requirements which, after a 30-day comment period and consideration of changes to proposals, will be submitted to the Securities and Exchange Commission (the "Commission") for final approval. If the current proposal is approved without modification a company's qualification for continued listing on Nasdaq would require that the company, among other things, have at least $2,000,000 in "net tangible assets" ("net tangible assets," equals total assets less total liabilities and good will) or at least $35,000,000 in total market value or at least $500,000 in net income in two out of its last three fiscal years, as well as at least 500,000 shares in the pubic float, at least $1,000,000 in market value of the public float, a bid price of not less than $1.00 per share, a minimum of two independent directors and other corporate governance criteria which are the same as those for Nasdaq National Market.


Risk of "Penny Stock" Regulations

         The Commission has adopted regulations which define a "penny stock" to be any equity security that has a market price (as defined) of less than $5.00 per share, subject to certain exceptions. The Company believes that, as of the date of this Prospectus, the Common Stock and/or the Redeemable Warrants may be deemed to be "penny stocks" as defined by the Exchange Act and the rules and regulations promulgated thereunder. For any transaction involving a penny stock, unless exempt, the rules require the delivery, prior to the transaction, of a disclosure schedule prepared by the Commission relating to the penny stock market. The broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities, information on the limited market in penny stocks and, if the broker-dealer is the sole market-maker, the broker-dealer must disclose this fact and the broker-dealer's presumed control over the market. In addition, the broker-dealer must obtain a written acknowledgment from the customer that such disclosure information was provided and must retain such acknowledgment from the customer for at least three years.

         Further, monthly statements must be sent to the customer disclosing current price information for the penny stock held in the account. While many NASDAQ-listed securities would otherwise be covered by the definition of penny stock, transactions in a NASDAQ-listed security would be exempt from all but the sole market-maker provision for: (i) issuers who have $2,000,000 in tangible assets ($5,000,000 if the issuer has not been in continuous operation for three years); (ii) transactions in which the customer is an institutional accredited investor; and (iii) transactions that are not recommended by the broker-dealer. In addition, transactions in a NASDAQ-listed security directly with a NASDAQ market-maker for such securities would be subject only to the sole market-maker disclosure, and the disclosure with respect to commissions to be paid to the broker-dealer and the registered representative.

         The above-described rules may materially adversely affect the liquidity for the market of the Company's securities. Such rules may also affect the ability of broker-dealers to sell the Company's securities and may impede the ability of holders (including, specifically, purchasers in this offering) of the Common Stock, the Class A Warrants, the Common Stock underlying the Class A
Warrants, the Class B Warrants and the Common Stock underlying the Class B Warrants to sell such securities in the secondary market.

Underwriter's Influence on the Market

         Although it has no legal obligation to do so, the Underwriter may from time to time act as a market-maker and otherwise effect transactions in the Company's securities. To the extent the Underwriter acts as a market-maker in the Common Stock or Redeemable Warrants it may be a dominating influence in that market. The price and liquidity of such securities may be affected by the degree, if any, of the Underwriter's participation in the market inasmuch as a significant amount of such securities may be sold to customers of the Underwriter. Such customers subsequently may engage in transactions for the sale or purchase of such securities through or with the Underwriter. In the event that market-making activities are commenced, the Underwriter may discontinue such activities at any time or from time to time. See "Underwriting."

Risk of Blue Sky Restrictions on Exercise of the Redeemable
Warrants

         The Company has qualified the sale of the securities being offered hereby in a limited number of states. Although certain exemptions in the Blue Sky laws of certain states, other than those states in which such securities are initially qualified, may permit such securities, including the Redeemable Warrants, to be transferred to purchasers in such states, the Company will be prevented from issuing Common Stock upon exercise of the Redeemable Warrants in such states unless an exemption from registration or qualification is available or unless the issuance of Common Stock upon the exercise of the Redeemable Warrants is qualified and a current registration statement is in effect. The Company may decide not to seek or may not be able to obtain qualification of the issuance of such Common Stock in all of the states in which the ultimate purchasers of the Redeemable Warrants reside. In such case, the Redeemable Warrants of such purchasers will expire and have no value if such warrants cannot be exercised. Accordingly, the market for the Redeemable Warrants may be limited. See "Underwriting".


Current Prospectus Requirement to Exercise Warrants

         During the exercise period of the Redeemable Warrants, the Company must maintain and make available a current prospectus. This Prospectus will no longer be current after _________, 1997 (or earlier upon the occurrence of a material event or change which would render the information herein inaccurate or otherwise misleading). There can be no assurance given that the Company will not be prevented by financial or other considerations from maintaining a current prospectus. In the event that a current prospectus is not available, the Redeemable Warrants may not be exercisable and the Company will be precluded from redeeming the Redeemable Warrants. See "Underwriting".



Adverse Effects of Possible Redemption of the Redeemable Warrants

         Each Class A Redeemable Warrant shall entitle the holder to acquire one share of the Common Stock at a price equal to $5.75 per share. Commencing 12 months after the Effective Date, the Company will have the right at any time to redeem all, but not less than all, of the Class A Redeemable Warrants at a price equal to ten cents ($.10) per Redeemable Warrant, provided that the closing bid price of the Common Stock equals or exceeds $6.25 per share for any twenty (20) trading days within a period of thirty (30) consecutive trading days ending on the fifth trading day prior to the date of the notice of redemption. Each Class B Redeemable Warrant shall entitle the holder to acquire one share of the Common Stock at a price equal to $6.75 per share. Commencing 12 months after the Effective Date, the Company will have the right at any time to redeem all, but not less than all, of the Class B Redeemable Warrants at a price equal to ten cents ($.10) per Redeemable Warrant, provided that the closing bid price of the Common Stock equals or exceeds $7.25 per share for any twenty (20) trading days within a period of thirty (30) consecutive trading days ending on the fifth trading day prior to the date of the notice of redemption. See "Descriptions of Securities." Although holders of the Redeemable Warrants will have the right to exercise their Redeemable Warrants through the date of redemption, they may be unable to do so because they lack sufficient funds at the time of redemption, or they may simply not wish to invest any more money in shares of the Common Stock at that time. Should a holder of the

Redeemable Warrants fail to exercise such Redeemable Warrants or to sell such Redeemable Warrants on or prior to the redemption date, such Redeemable Warrants will have no value beyond their redemption value. The Company may not redeem the Redeemable Warrants unless the Company has available a current prospectus with respect to the Redeemable Warrants. See "Risk Factors-Current Prospectus Requirement" above and "Description of Securities-Redeemable Warrants."

Possible Restrictions on Market-making Activities During Warrant
Solicitation


         To the extent that the Underwriter solicits the exercise of the Redeemable Warrants from the holders thereof, it may be prohibited pursuant to the requirements of Rule 10b-6 under the Exchange Act from engaging in market-making activities during such solicitation and for a period of up to nine days preceding such solicitation. As a result, the Underwriter may be unable to continue to provide a market for the Company's securities during certain periods while the Redeemable Warrants are exercisable. The Underwriter is not obligated to act as a market-maker. See "Underwriting."



                                                  USE OF PROCEEDS



         The net proceeds to the Company from the sale of the Securities being offered by the Company, after deducting expenses and other costs of the offering, are estimated to be approximately $4,019,300 (or $4,657,445 if the Over-Allotment Option is exercised in full). The Company intends to use the net proceeds of its offering substantially as follows:


Proposed Use of Proceeds       Approximate Amount        Percentage
System Procedures Development

 and additional equipment(1)      $850,000                21.1%
Repayment of Debt        (2)       563,500                14.0%
Working Capital          (3)     2,605,800                64.9%
                                 ---------                -----

Total                           $4,019,300                 100%
                                 ---------


----------------------------

(1) To be utilized for (a) completion of software development and acquisition of computer hardware needed to complete development of the Genisys payment system ($560,000) and (b) completion of software development and acquisition of computer hardware necessary to complete integration of the Genisys reservation system with the Apollo Computer Reservation System ("CRS") ($290,000).

(2) The total of $563,500 bears interest at 10% per annum and is payable to 16 unaffiliated parties and matures upon the earlier to occur of May 29, 1997 or thirty days after the closing date of the first underwritten public offering of the Company's securities. See "Certain Transactions."

(3) General working capital contemplates, among other things, the use for general corporate purposes, including funding day to day operations of the Company such as executive salaries, compliance with reporting requirements and the Company's future development.


         The amounts set forth above are estimates developed by management of the Company based upon the Company's current plans and prevailing economic and industry conditions. Although the Company does not currently contemplate material changes in the proposed use of proceeds set forth above, to the extent that management of the Company finds that adjustment thereto is required, the amounts shown may be adjusted among the uses indicated above. The Company's proposed use of proceeds is subject to changes in general, economic and competitive conditions, timing and management discretion, each of which may change the amount of proceeds expended for the purposes intended. The proposed application of proceeds is also subject to changes in market conditions and the Company's financial condition in general. Changes in general, economic, competitive and market conditions and the Company's financial condition would include, without limitation, the occurrence of an economic slowdown or recession and changes in the competitive environment in which the Company operates. While management of the Company is not currently aware of the existence or pending threat of any of the foregoing events, there can be no assurance given that one or more of such events will not occur. See "Risk Factors" generally, including specifically, "Risk Factors-Working Capital-Use of Proceeds" and "Risk Factors-Competition." Any additional proceeds received upon exercise of the Over-Allotment Option or Redeemable Warrants will be added to working capital and used as management, in its sole discretion, deems appropriate.


         While there can be no assurance given, the Company believes that the net proceeds from its public offering and revenues generated by the Company's planned operations will be adequate to satisfy the Company's working capital needs for the next 12 months. The Company does not currently anticipate that it will need the proceeds from the potential exercise of Redeemable Warrants to fund its working capital needs or to maintain its operations over the next 12 months. However, the Company may require additional financing in the future in order to expand its business. The Company is not able at this time to predict the amount or potential source of such additional funds and has no current commitments to obtain such funds, other than relating to the potential exercise of outstanding Warrants. There can be no assurance that additional financing on acceptable terms will be available to the Company when needed, if at all. See "Business" and "Management's Discussion and Analysis of Financial Condition and Results of Operations." Pending use of the net proceeds from the Company's public offering, the Company may make temporary investments in short-term, high grade, interest-bearing instruments.

----------------------------------------------------------------

                                                  CAPITALIZATION
-----------------------------------------------------------------


The following table sets forth as of September 30, 1996 the Company's capitalization on a proforma basis and as adjusted to give effect to this Offering and its net proceeds, assuming the over-allotment is not exercised. The information below should be read in conjunction with the Financial Statements contained in this Prospectus, which should be read in their entirety.



                                                     Proforma                   As Adjusted(1)(2)(3)

Short-term debt:
  Current portion of obligations
  under Capital Leases                                        $ 59,952                    59,952
  Notes payable-Stockholder                                    733,827                   733,827
                                                               -------                  --------

Total Short-term debt                                          793,779                   793,779
                                                               -------                  --------


Long-term debt:

 10% Promissory notes payable                                           563,500                       -
 Convertible notes payable(3)                                            30,000                       -
 Long-term portion of obligations
 under capital leases                                           66,601                    66,601
                                                               -------                  --------

Total long-term debt                                           660,101                    66,601
                                                               -------                  --------


Stockholders' equity (deficency):
 Preferred stock, $.0001 par value;
 25,000,000 shares authorized;
 None outstanding                                                 -                                  -
 Common stock, $.0001 par value;

 75,000,000 shares authorized;
 3,255,594 shares issued and
 outstanding (proforma)                                           326                       -
 4,195,594 shares outstanding,
 as adjusted                                             -                                   420
 Paid in capital                                               137,346               4,236,552
 Deficit accumulated during the
 development stage                              (1,328,349)                         (1,328,349)
                                               ------------                         -----------
 Total stockholder's equity
 (Deficiency)                                 (1,190,677)                            2,908,623
                                             ------------                           ----------

Total Capitalization
 Debt and stockholders' equity
                                                      $    263,203                  $3,769,003
                                                      -------------             --------------



-------------

(1) Gives effect to the anticipated net proceeds of $4,019,300 public offering and the repayment of debt of $563,500 with the proceeds.

(2) Does not include: (a) 287,500 shares of Common Stock issuable upon exercise of the Class A Warrants issued in a private placement; (b) 135,000 shares of Common Stock issuable upon exercise of the Over-Allotment Option; (c) 360,000 shares of Common Stock issuable upon exercise of the Redeemable Warrants made part of the Over-Allotment Option; or (d) 90,000 shares of Common Stock issuable upon exercise of the Underwriter's Purchase Option. In the event all outstanding options (excluding 360,000 options covering the over-allotment option but including 90,000 shares covered by the Underwriters Purchase Option) were exercised there would be 4,708,094 shares of Common Stock outstanding. See "Description of Securities," "Certain Transactions," "Management" and "Underwriting."


(3) Includes the conversion of $30,000 of convertible notes payable into 15,000 shares of common stock upon consummation of the public offering. Also includes the sale of 25,000 shares of common stock to an unaffiliated party for $50,000 in November, 1996. See "Management's Discussion and Analysis of Financial Condition and Results of Operations - Liquidity and Capital Resources".



                                                     DILUTION



As of September 30, 1996, the Company had an aggregate of 2,834,866 shares of Common Stock outstanding and a net tangible book value of $(1,557,871) or $(.55) per share of Common Stock (3,255,594 shares, net tangible book value of $(1,551,168) or $(.48) per share on a proforma basis. See September 30, 1996 financial statements). "Net Tangible Book Value Per Share" represents the total amount of the Company's tangible assets, less the total amount of its liabilities, divided by the total number of shares of Common Stock outstanding.

         After giving effect to the sale of 900,000 shares of Common Stock by the Company at the offering price of $5.00 per share of Common Stock, and the proceeds from the sale of the Class A and Class B Warrants and the deduction of offering expenses in the amount of $235,000 and underwriting discounts and commissions estimated at $635,700 (which amounts include payment of the Underwriter's Non-Accountable Expense Allowance but without taking into account exercise of the Over-Allotment Option), the proforma net tangible book value of the Company would be $.61 per share of Common Stock. This amount represents an immediate dilution (the difference between the attributed price per share of Common Stock to purchasers in the Company's offering and the proforma net tangible book value per share of Common Stock as of September 30, 1996 of approximately $4.39 per share of Common Stock to new investors and an immediate increase (the difference between the proforma net tangible book value per share of Common Stock as of September 30, 1996 and the proforma net tangible book value per share of Common Stock as of September 30, 1996 after giving effect to the issuance of 900,000 shares of Common Stock and related warrants) of $1.06 per share of Common Stock to the Company's stockholders. Such increase to the Company's current stockholders is solely attributable to the cash price paid by purchasers of the Securities offered for sale by the Company.




The following table illustrates the per share dilution as of September 30, 1996:


  Public offering price per share(1).................         $5.00
   Net proforma tangible book value per share
    before giving effect to the Company's
    offering(3)..................................... $(.45)
   Increase per share attributable to the net proceeds
    of the sale of 900,000 shares of Common Stock
    and related warrants offered by the Company.....   1.06

   Proforma net tangible book value per share as of

    September 30, 1996 reflecting the Company's
    Offering(2)........................................        .61

   Dilution per share to purchasers in the Company's

    offering...........................................                  $4.39



------------------------


(1) Attributes $5.00 of the public offering price to the shares of Common Stock and none to the Redeemable Warrants. Represents the public offering price before deduction of estimated expenses of the Company's offering, underwriting discounts and commissions. If the Underwriter's over-allotment option is exercised in full, the proforma as adjusted net tangible book value per share of Common Stock after this Offering would be approximately $.74 representing an immediate increase of $1.19 per share to current stockholders and an immediate dilution of $4.26 per share to new investors.


(2) Assumes no exercise of: (a) the Underwriter's Purchase Option (or exercise of the Redeemable Warrants included therein); (b) the Over-Allotment Option (or exercise of the Redeemable Warrants included therein). See "Capitalization," "Underwriting," "Certain Transactions" and "Description of Securities."


(3) Includes the effect of the conversion of $250,000 of loans into term debt and the related issuance of 420,738 shares of common stock, the sale of 25,000 shares of common stock for $50,000 in November, 1996 and the conversion of $30,000 of convertible notes payable into 15,000 shares of common stock.

         The following table sets forth, as of November 30, 1996, a comparison of the number of shares of Common Stock acquired by current stockholders from the Company, the total consideration paid for such shares of Common Stock and the average price per share paid by current stockholders of Common Stock and to be paid by the prospective purchasers of the shares of Common Stock offered for sale by the Company (based upon the anticipated public offering price of $5.00 per share of Common Stock, before deducting underwriting discounts and commissions and estimated offering expenses).


                              Common Stock Acquired     Total Consideration    Average Price
                              Number       Percent       Amount     Percent      Per Share


Current Stockholders.....     3,295,594    78.5%       $ 618,600     12%        $ .19
New Investors(1)(2)......       900,000    21.5%       $4,500,000    88%         $5.00(3)

                             -----------   -----        -----------  ----


   Total(2)(3)(4).......      4,195,594    100%        $5,118,600    100%


(1) Does not include 90,000 shares of Common Stock which may be issued upon the exercise of an option granted to the Underwriters to cover over-allotments. See "Underwriting".

(2) Assumes no exercise of: (a) the Underwriter's Purchase Option (or exercise of the Redeemable Warrants included therein); or
         (b) the Over-Allotment Option (or exercise of the Redeemable Warrants included therein). See "Capitalization," "Management Discussion and Analysis of Financial Conditions and Results of Operations", "Underwriting," and "Description of Securities."


(3) Aggregate offering price before deduction of offering expenses, underwriting discounts and commissions.


(4) Includes the 15,000 shares of Common Stock issuable upon the conversion of the Convertible Notes and the 25,000 shares of Common Stock sold in November 1996 for $50,000.



                                                  DIVIDEND POLICY

         The Company has not, to date, paid and does not anticipate paying any dividends on its Common Stock in the foreseeable future. The Company currently intends to retain all working capital and earnings, if any, for use in the Company's business operations and in the expansion of its business. See "Description of Securities-Common Stock."

               MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                                             AND RESULTS OF OPERATIONS


Overview


         The principal business activity of the Company is developing a computerized limousine reservation and payment system for the business traveler. The Company anticipates that the proprietary software that is being developed will enable limousine reservations to be completely computerized -- i.e., be entirely automated and operate without human intervention except for initial input of travel information.

         The Company, a New Jersey corporation, was organized on April 25, 1986, under the name of JECO2 Lasers, Inc. and changed its name to Robotic Lasers, Inc. on December 22, 1987. On August 11, 1995, Robotic Lasers acquired Corporate Travel Link, Inc. (a development-stage enterprise) which was incorporated in New Jersey on March 7, 1994. For accounting purposes, the share exchange transaction and combination of Corporate Travel Link with the Company has been treated as a reverse acquisition. The previous historical financial statements of Corporate Travel Link (since its information in March 1994) are now reported as the historical consolidated financial statements of the Company and its subsidiary. Since August 11, 1995, the Company's business and operations have consisted solely of the business and operations of Corporate Travel Link, which continues to operate as a wholly-owned subsidiary of the Company. The Company changed its name from Robotic Lasers, Inc. to Genisys Reservation Systems, Inc. on July 16, 1996.


         The Company changed its fiscal year end from the last day of August to December 31, effective December 31, 1995.


Development of the Company's Systems

  The development of the software program and the database for the Genisys reservation system has been completed. All the hardware elements of the Genisys computer system have been purchased and integrated and the completed system is up and operating. The Worldspan "script" computer software interface, which allows the Genisys reservation system to operate over the Worldspan CRS, has been completed. The completed Genisys reservation hardware and software system and data base operating through the Worldspan CRS has been beta tested with a major entertainment company and its travel agency in Atlanta and with a limousine service provider in Los Angeles. Actual reservations were booked, confirmed and limousine services were provided. At that time, Worldspan could have been brought on-line but the management of the Company decided to wait until the payment system and the Sabre system could be brought on-line at the same time.

The Sabre "script" computer software interface has also been completed and is now undergoing preliminary or "alpha" testing, which the Company expects to be completed shortly. The Company expects to begin beta testing the Sabre system in February 1997.

The hardware and software development of the Genisys Payment System has been completed and is currently undergoing alpha testing in conjunction with the Sabre system. The payment system will be beta tested along with and integrated into the Sabre system. Upon completion of the testing of the Sabre reservation/payment system, the Worldspan system will be given a second beta test with the payment system integrated within its system, as well. Upon completion of the Worldspan reservation/payment system beta test, both the Sabre and Worldspan systems will be brought on-line. Management expects this to occur in early 1997.

The "script" software program for Apollo is currently being developed and should be ready for alpha testing in early 1997. Since by that time the Genisys reservation and payment system will be operating through the Sabre and Worldspan CRS's, management expects to assume that beta testing of the Apollo system can be completed by mid 1997 and the Apollo system brought on-line in late 1997.


Components of Revenue and Expenses


         Revenue. The Company is a development-stage company and has generated no revenues and has no commercial operations to date. The Company did not generate any revenues from operations during the fiscal year ending December 31, 1996. The Company does expect to bring its computerized limousine reservation and payment system on-line through two of the four main airline Computer Reservation Systems in existence (Sabre and Worldspan) in early 1997, at which time the Company expects to generate revenue. The Company anticipates completing development of and bringing a third airline Computer Reservation System, Apollo, on-line in late 1997, which it expects to increase revenues.

         The Company anticipates that its computerized limousine reservation and payment system will generate revenue from the following sources: (i) a booking fee charged for use of the Genisys reservation system and billed through the Genisys payment system, (ii) a processing fee generated by charges processed through the Genisys payment system, (iii) an annual software licensing fee charged to limousine service providers who utilize the Genisys reservation and payment systems.


         Expenses. Cost of service will include all costs directly attributable to the Company's provision of services to its corporate clients and the limousine service providers. The most significant component of cost of service is the booking fee charged by the airline Computer Reservation System ("CRS") for reservations made by the Genisys systems utilizing the CRS. Booking fees are a set amount charged by each CRS for transactions posted through the system. Cost of service also includes the access and file fees charged by a commercial bank acting as the Company's Automated Clearing House in distributing payments made to limousine service providers through the Genisys payment system.

         General and administration expenses include salaries, commissions and benefits, travel costs, professional fees, rent, telephone and other operating costs of the Company. The Company has not capitalized any internal expenditures with respect to the costs of developing and implementing the Genisys reservation and payment systems.


Results of Operations


         The Company is in the development stage and has not yet generated any revenues and has no commercial operations to date. The Company has been unprofitable since inception and expects to incur additional operating losses over the next several fiscal quarters. The Company does not expect to generate any revenues from operations until 1997. As reflected in the accompanying financial statements, the Company has incurred losses totaling $1,328,349 since inception and at September 30, 1996, had a working capital deficit (proforma) of $1,171,895.

         Selling, general and administrative expenses were $561,808 for the nine months ended September 30, 1996 as compared to $233,695 during the nine months ended September 30, 1995. The primary reason for the difference between the two periods is the commencement of operations during the earlier period when the Company had only four part time employees for approximately half the period, while during the latter period the Company was operational with 5 full-time employees. Payroll and payroll-related costs increased approximately $155,000 during 1996. Other approximate cost increases during the 1996 period consist of consulting fees ($46,000), professional fees ($66,000), travel costs ($19,000), marketing costs ($15,000) and other administrative costs ($27,000).


         Comparison of the results of operations during the 4 months ended December 31, 1995, to the same period in 1994 is not deemed meaningful, as the Company only incurred nominal operating costs during the 1994 period.

Liquidity and Capital Resources.

         The Company's funds have principally been provided from Loeb

Holding Corporation, as escrow agent (Loeb), LTI Ventures Leasing Corporation and a private offering, as described below.

         In February, 1995, Loeb agreed to loan the Company up to a maximum of $500,000 as evidenced by Convertible Notes. In addition, pursuant to five interim loan agreements, Loeb loaned the Company an additional $250,000 from December 1995 thru March 1996. In November and December 1996, Loeb Holding Corporation loaned the Company $210,000 evidenced by a series of eighteen month term Promissory Notes bearing interest at the annual rate of 10%. Total loan proceeds from Loeb and Loeb Holding Corporation to date are $960,000.


         On September 30, 1995, the Company entered into a sale and lease-back arrangement with LTI Ventures Leasing Corp. (LTI) whereby the Company sold the bulk of its computer hardware and commercially purchased software to LTI. In consideration for the sale, the Company received a total of $169,599 and agreed to lease back the hardware and software for varying terms at a monthly rental totaling $7,039.


         During the quarter ended March 31, 1996, the Company sold 5,000 shares of the Company's restricted Common Stock to a former officer and director of the Company for $10,000. During the same period, the Company also sold 25,000 shares of the Company's restricted Common Stock to an unaffiliated party for $50,000.

         Pursuant to a private offering, the Company issued 11.5 units to sixteen unaffiliated third parties in May and June 1996. The Underwriter acted as placement agent for the private placement. Each $50,000 unit consists of a $49,000 promissory note and a Class A redeemable Common Stock purchase Warrant valued at $1,000 per unit. Each warrant entitles the holder to purchase 25,000 shares of the Company's common stock at $5.75 per share. Total proceeds received from this offering was $575,000 and warrants to purchase 287,500 shares of the Company's common stock were issued by the Company.


         In April and June 1996, the Company borrowed a total of $30,000 from two unaffiliated third parties. The maturity date is the earlier of January 1, 1998, or the consummation of a public offering of the Company's common stock. These notes bear interest at a rate of 7% per annum, payable on the last day of each calendar quarter of each year, commencing March 31, 1997, to the maturity date. If the maturity date of these notes shall occur prior to January 1, 1998, in lieu of the $30,000 payment of the principal amount due, the principal amount due shall be converted into 15,000 fully paid and non-assessable shares of common stock of the Company.


         In November, 1996, the Company sold 25,000 shares of the Company's restricted common stock to an unaffiliated party for

$50,000.

         At September 30, 1996, the Company had cash of $76,550 and a working capital deficit (proforma) of $1,171,895. The Company intends to fund its operations and other capital needs for the next twelve (12) months from the date of this offering substantially from revenues generated by the Company's planned operations and the proceeds of this offering, but there can be no assurance that such funds will be sufficient for these purposes. There can be no assurance that such financing will be available, or that it will be available on acceptable terms. See "Use of Proceeds."

         During the quarter ended September 30, 1996, Joseph Cutrona, President of the Company made a capital contribution to the Company in the amount of $41,700. In October, November and December 1996, Mr. Cutrona made additional capital contributions totaling $35,000.

New Accounting Pronouncements

         Statement of Financial Accounting Standards No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of," requires that certain long-lived assets be reviewed for possible impairment and written down to fair value, if appropriate. The Company adopted this new pronouncement in 1996 and the impact of adoption is not expected to have a material effect on the Company's financial statements.

         Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation," requires companies to measure employee stock compensation plans based on the "fair value" method of accounting. However, the statement allows the alternative of continued use of Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees," with proforma disclosure of net income and earnings per share determined as if the "fair value"-based method had been applied in measuring compensation cost. The Company has not yet determined if it will adopt this new pronouncement in 1996 or provide only proforma disclosure. The effects of this new pronouncement, if adopted, have not been determined.

------------------------------------------------------------

                                                     BUSINESS
------------------------------------------------------------


History


         The Company was incorporated in New Jersey in April 1986 as a wholly-owned subsidiary of JEC Lasers, Inc. ("JEC") to continue the research and development of an ultra-compact, multi-kilowatt CO2 laser begun under an agreement with Loughborough Consultants Ltd ("LCL"), which is affiliated with Loughborough University of Technology, Loughborough, Leicestershire, England.


         Due to the uncertain financial condition of JEC and, in order to preserve the CO2 laser technology which management felt may have had some value, on May 30, 1986, the Board of Directors of JEC voted to spin-off Robotic Lasers into an independent, publicly-owned corporation by issuing a stock dividend of one share of the Company's Common Stock for every four shares of JEC common stock outstanding to all shareholders of record as of July 8, 1986. On September 23, 1988, the shares were registered for resale under the Securities Act of 1933, as amended. On June 25, 1986, the Company and JEC signed a Purchase Agreement whereby the Company acquired all of the assets, rights and properties relating to JEC's CO2 laser research and development agreement with LCL, subject to certain liabilities.


         On March 3, 1995, the Company sold all of the assets, rights and properties relating to the C02 laser research and development agreement with LCL, subject to certain liabilities, to JEC for $345,593 which generated a profit of approximately $246,000.


         On  August  9,  1995,  the  shareholders  of the  Company  approved  an amendment to the Company's Certificate of Incorporation to effect a fifty-five-for-one reverse stock split pursuant to which each fifty-five shares of the Company's Common Stock outstanding as of its close of business on July 12, 1995 was replaced by one share of Common Stock. The reverse stock split reduced the number of outstanding shares of Common Stock of the Company as of July 12, 1995 from 30,853,352 to 560,974 (before July 16, 1996 one for two reverse split) shares of Common Stock.

         On August 11, 1995, Robotic Lasers acquired Corporate Travel Link, Inc. (a development-stage enterprise) which was incorporated on March 7, 1994, by issuing 5,048,758 shares of restricted New Common Stock of the Company (2,524,379 shares after the July 16, 1996 one for two reverse split. See Note 3 to December 31, 1995 financial statements) in exchange for 300 shares of the Common Stock of Corporate Travel Link ("Travel Link"), which represented all of the authorized, issued and outstanding shares of common stock of Travel Link.


         Since August 11, 1995, the Company's business and operations have consisted solely of the business and operations of Travel Link which continues to operate as a wholly-owned subsidiary of the Company.



General

           The principal business activity of the Company is developing a computerized limousine reservation and payment system for the business traveler. The management of the Company anticipates that the proprietary software that is being developed will enable limousine reservations to be completely computerized -i.e., be entirely automatic and operate without human intervention.

         At the present time, there are four major airline reservations systems in operation in the United States -- "Sabre", "Worldspan", "Apollo" and "System One"(the "Reservation System"). Each of these systems allows a travel agency or corporate travel department to make an airline reservation and receive instantaneously a confirmation and a printed airline ticket on any airline. It is also possible to make a hotel reservation with one of the major hotel chains through any of the reservation systems and receive an instantaneous confirmation of room availability. Additionally, a travel agent or corporate travel manager may make an automobile reservation with any one of the major car rental companies (Hertz, Avis and the like) through these airline reservations systems, and receive an immediate confirmation of the car rental reservation.

         When it comes to limousine reservations, however, there is at present no method for making a reservation through one of the four major airline reservation systems and receiving an immediate guaranteed confirmation. The usual method of making a limousine reservation in a destination city is to call a limousine company, if the travel agent knows of one. This use of the telephone, with its attendant inconveniences such as "telephone tag" and missed communications, can require up to a few hours to secure a confirmed limousine reservation. It is also an expensive process for the travel agent or corporate travel manager, due primarily to the personnel required to secure a binding limousine reservation. There are also frequent billing errors and clerical mistakes in scheduling.

         In today's cost-conscious business world, corporations must explore every possible way to cut costs and save time. Under systems presently in place, there is no quick, direct, and efficent way to reserve limousine service. Today reservations are still being booked, changed, canceled and reconfirmed by telephone, which is time-consuming, error-prone and expensive.

Computerized Limousine Reservation and Payment System


         The Company  proposes to work with travel agents and  corporate  travel
departments   by  providing  a  computerized   system  for  securing   limousine
reservations.

         A typical reservation with the Company's proposed system may be demonstrated as follows:

         Assume that a corporate executive wishes to travel from Newark, New Jersey to Phoenix, Arizona. The executive will contact his travel manager/agent with his travel plans. The travel manager/agent will then determine which airline flies between Newark and Phoenix on the date and at the time when the executive wishes to travel.

         The travel manager/agent will then go to his airline reservation computer to enter the information necessary to book the reservation. The information originated by the travel manager/agent will be transmitted to one or more of the Reservation System's mainframe computers and, in turn, will be relayed to the mainframe computer of the selected airline. The airline's computer will ascertain seat availability and it will transmit a reservation back to the Reservation System's mainframe computer. The Reservation System will then retransmit the information to the travel manager/agent and a ticket will be issued.

         Further, if the corporate executive decides that he wishes to stay at a particular hotel while in Phoenix, this reservation, too, may be made through the Reservation System. The travel manager/agent inputs the data already in the computer pertaining to the airline reservation, and he adds the data necessary to secure a hotel reservation. The information is transmitted to the Reservation System's mainframe computer, and it is then relayed to the hotel's mainframe. The latter computer searches to ascertain room availability and relays a confirmed reservation to the Reservation System. The Reservation System
transmits the information to the travel manager/agent and a confirmed reservation slip is printed.

         Finally, the corporate executive advises his travel manager/agent to obtain four limousine reservations: (a) from his home to Newark Airport; (b) from Phoenix Airport to his hotel; (c) from the hotel to the Phoenix Airport at the end of his trip; and (d) from Newark Airport to his home. The travel manager/agent, however, cannot presently effect these reservations through the Reservation System or any of the other reservation systems and receive an immediate, error-free confirmed limousine reservation.

         Instead, the travel manager/agent must use the telephone.
While a corporate travel manager/agent based in Newark will undoubtedly know of a limousine company in the Newark area to call, he may not know of any in the Phoenix area. Reliable reservations cannot be made quickly or efficiently.


         The Company's system proposes to remedy this dilemma. The Company proposes to create its own computerized system which will be linked with one or more of the airline reservation systems. Any limousine reservations made through the Reservation System will be relayed instantaneously to the Company's computer and then to a service provider of the clients choice -- all without human intervention -- and an immediate limousine reservation will be confirmed. In the event that the client has no relationship with a service provider or has no preference, they will be able to access a national network service provider through the Company's system. The Company is in the process of arranging access to such national network services.


The Company's Computer System Defined


         The Company's computer system would be made up of two main systems, the Genisys Reservation System, and the Genisys Payment System. The Genisys Reservation System would be a fully automated computer system that allows travel agents to make limousine bookings directly through their airline computer reservation system ("CRS"), much like hotel or car bookings. The Genisys Payment System is an automated electronic payment and reporting system which will process and reconcile all purchases made through the Genisys Reservation System. The Genysis Payment System is not yet operational. All hardware required for development and commercial operation of the Company's reservation and payment system are purchased, off-the-shelf components and are not manufactured by the Company.


An Overview of the Genisys Reservation System

         There are three main "components" that play a role in the delivery of a limousine reservation; the CRS, the Genisys database, and the Genisys computer terminals which must be purchased by the limousine service provider. The Company's computer software will integrate these three components into a fully functional, automated reservation delivery system.

CRS's Interface Development


         There are four main airline CRS in existence today in the U.S., SABRE, WORLDSPAN, APOLLO, and SYSTEM ONE. These CRS's are the primary technology tool utilized by travel managers/agents to make airline, hotel and car rental reservations. The Company has contracts with SABRE, WORLDSPAN and APOLLO which enabled the Company to develop an interface that will allow travel managers/agents to make limousine reservations through the Genisys

System.

         The Company has completed and tested the Genisys reservation system's WORLDSPAN interface, and will soon complete the SABRE interface. The Company anticipates bringing WORLDSPAN and SABRE on-line in early 1997. APOLLO will be the third CRS brought on-line, and the Company anticipates completing development and bringing APOLLO on-line in late 1997.


         As stated in the prospectus, the Company has contracts in place with SABRE, APOLLO, and WORLDSPAN. Each contract requires the Company to pay a fee for each "booking" processed by the CRS. A "booking" is broadly defined as a reservation that has not been canceled prior to its effective date - in essence, a reservation where service is performed. The "booking" fee charged to the Company varies by CRS and is activity driven (no booking, no charge). Additionally, there are minimum charges in each of the CRS agreements: SABRE - $2,000 / mo..; APOLLO - $1,000 / mo.; WORLDSPAN - $350 / mo. These minimum payments will only apply if actual booking fees do not exceed monthly minimum.

Development of the Company's Systems

         The development of the software program and the database for the Genisys reservation system has been completed. All the hardware elements of the Genisys computer system have been purchased and integrated and the completed system is up and operating. The Worldspan "script" computer software interface which allows the Genisys reservation system to operate over the Worldspan CRS has been completed. The completed Genisys reservation hardware and software system and data base operating through the Worldspan CRS, has been beta tested with a major entertainment company and its travel agency in Atlanta and with a limousine service provider in Los Angeles. Actual reservations were booked, confirmed and limousine services were provided. At that time, Worldspan could have been brought on-line but the management of the Company decided to wait until the payment system and the Sabre system could be brought on-line at the same time.

         The Sabre "script" computer software interface has also been completed and is now undergoing preliminary or "alpha" testing, which the Company expects to be completed shortly. The Company expects to begin beta testing the Sabre system in February 1997.

         The hardware and software development of the Genisys Payment System has been completed and is currently undergoing alpha testing in conjunction with the Sabre system. The payment system will be beta tested along with and integrated into the Sabre system. Upon completion of the testing of the Sabre reservation/payment system, the Worldspan system will be given a second beta test with the payment system integrated within its system as well. Upon completion of the Worldspan reservation/payment system beta test, both the Sabre and Worldspan systems will be brought on-line. Management reasonably expect this to occur in early 1997.

         The Apollo "script" computer software interface program is currently being developed and should be ready for alpha testing in early 1997. Since by that time the Genisys reservation and payment system will be operating through the Sabre and Worldspan CRS's,management expects that beta testing of the Apollo system can be completed by mid 1997 and the Apollo system brought on-line in late 1997.

Genisys Database and Genisys Terminal Development

         The Genisys Reservation System database was designed using relational database technology which supports MPP (Massively Parallel Processing), a technology that allows for much greater transaction processing throughput through the use of additional low cost processors. The system, as currently implemented, keeps a second server synchronized with the first to continue operations in case of a server failure. The Company has developed custom software applications to interact with the airline CRS's (Apollo, Sabre and Worldspan), the remote Genisys Terminals which will be located at all limousine service provider locations, and the Genisys Payment System.

         The Genisys Terminal is a WindowsTM 3.1, 3.11 and Windows 95TM compliant application, which has been built using technology purchased from a leader in remote client/server communications. This technology is already in use on more than 750,000 remote clients. Delivery of reservations and payment information as well as the retrieval of completed trip information and their associated costs are handled by clustered communications servers capable of supporting over 5,000 Genisys Terminals in their current configuration. The Genisys Terminals provide an easy to-use desktop with security for use by the limousine service provider. Communications sessions with the limousine service provider will always be initiated by the remote communications servers and therefore will be transparent to the Service Provider. Communication sessions will be supported via dedicated dial-up phone lines through the public switched network to ensure availability. The limousine service provider will be responsible for the cost of purchasing the Genisys Terminal, which the Company estimates to be approximately $2,000. The Company's database and terminal software will be provided in accordance with licensing agreements entered into with the limousine service providers.

An Overview of Genisys Payment System

         Currently under development, the Genisys Payment System will provide an important addition to the Company's product package by performing two key functions:

         1. The Genisys Payment System will process all booking fees charged by the Company for use of the Genisys Reservation System. This automated collection of booking fees will eliminate billing and reduce accounts receivable for the Company.

         2. The Genisys Payment System will process payments for all ground transportation purchases made through the Genisys Reservation System. This functionality will allow the Company to become the "master merchant" for all limousine purchases made through its Reservation System. By becoming the "master merchant", the Company expects to create additional interest revenue and processing fee revenue on the total dollar volume processed through the Genisys Reservation and Payment Systems.

Revenue Sources

         The Company anticipates generating revenue from the following sources:

         1.  Booking Fee


                  The Company will charge a booking fee for the use of the Genisys Reservation System. Booking fees will be processed daily through the Genisys Payment System and will either be charged to the Company's corporate customer via a centrally billed credit card account or deducted from the amount wired to the limousine service providers bank account in settlement of the services provided.

         2.  Processing Fee

                  The Company will charge service providers a processing fee for limousine service transactions processed through the Genisys Payment System. This processing fee will take the place of the merchant fee currently charged to service providers by the credit card companies with whom they do business. By processing payments for all ground transportation services paid through the system, the Company becomes the "master merchant". The Company has secured discounted merchant fees rates from the credit card companies and will set its processing fee at a rate that is comparable to what limousine service providers are currently paying in merchant fees. The difference between the Company's cost and the processing fee rate it charges is referred to as processing fee revenue.


Competition

         Although, to the best of the knowledge of the management of the Company, there are as yet no competitors, it must be assumed that if the Company's efforts are successful, other companies will begin to offer competing systems. These future competitors may be companies which have substantially greater research, development, marketing and financial resources than the Company. Moreover customers seeking limousine service will be able to reserve such service through existing methods such as direct contact with service providers which may compete with the Company.


Employees


         The Company presently employs 5 full-time employees; 2 executive officers, 2 marketing officers, and 1 office administrator. None of these employees is covered by a collective bargaining agreement. The Company utilizes several software and marketing consultants on a part-time basis and one full time ground transportation industry consultant. The Company believes its personnel relations to be satisfactory.


Properties

         The Company presently leases office space at 2401 Morris Avenue, Union, New Jersey. The five-year lease provides for a monthly rental of $2,125.00 through November 2000 and contains approximately 1,500 square feet of office space. This property has been leased from unaffiliated third parties and adaquately satisifies the present needs of the Company. The Company anticipates that it will need approximately 3,500 square feet in additional space in early 1997.


         A portion of the additional space (approximately 1500 square feet) will be used to house the computer hardware system which runs the Company's reservation and payment system software programs. The balance of the space will be used for additional corporate and sales offices. The Company requires no manufacturing facilities since it has no present plans to manufacture any hardware items. All hardware related to the Company's software product is purchased commercially.



Government Regulation and licensing

         There are no special regulations which impact upon the Company other than the usual statutes and regulations which govern businesses in general.

-------------------------------------------------------

                                                    MANAGEMENT
---------------------------------------------------------


Directors and Officers

The following table sets forth certain information with respect to each of the Company's directors and executive officers.


         NAME                 AGE    POSITION


    Joseph Cutrona       59      President and Director
    John Wasko           58      Secretary, Treasurer

                                  and Director

    Mark A. Kenny        44      Director

    Warren D. Bagatelle  58      Chairman and Director


           The Company's Executive Committee is empowered to exercise the full authority of the Board of Directors in circumstances when convening the full Board is not practicable. Mr. Warren D.
Bagatelle, Mr. John H. Wasko, and Mr. Joseph Cutrona currently serve as members. All officers of the Company other than Mr.
Bagatelle devote full time to the Company's business.

           Upon the consummation of this offering, the Board of Directors of the Company will establish a Compensation Committee and Audit Committee. The Company's Compensation Committee, to be comprised of two directors who are not employees of the Company, will be responsible for establishing executive salaries, bonuses and other compensation and administering any stock option and other employee benefit plans of the Company. The Company's Audit Committee, to be comprised of two directors who are not employees of the Company, will recommend the annual appointment of the Company's auditors, with whom the Audit Committee will review the scope of audit and non-audit assignments and related fees, accounting principles used by the Company in financial reporting, internal auditing procedures and the adequacy of the Company's internal auditing procedures and the adequacy of the Company's internal control procedures.


                Joseph Cutrona has served the Company as President since August 1995, and has served as President of Travel Link since inception, March 11, 1994. From 1992 to 1995, Mr. Cutrona was engaged as a marketing consultant of Country Club Transportation Services, Newark, New Jersey, a company providing limousine services. From 1990 to 1992, he served as Marketing Director of Gem Limousine, Edison, New Jersey, a provider of limousine services. From 1978 to 1990, Mr. Cutrona provided limousine consulting services to large corporations in the tri-state area.
Mr. Cutrona graduated from Fairleigh Dickinson University and The
University of Maryland and Sophia University, Osaka Japan.


                  John H. Wasko has served the Company as Secretary since September 1995, and as Secretary and Treasurer since April 1996. Mr. Wasko has also served the Company as President and Chairman of the Board since its inception to August, 1995, and as Treasurer from April 1986 to September 1987 and from May 1988 to August 1995. Mr. Wasko has also served as Chairman of the Board, President and Director of JEC Lasers, Inc. ("JEC") since it was organized in September 1977. He was awarded a bachelor of science degree in physics in 1963 and a master of science degree in physics (summa cum laude) in 1965 from Fairleigh Dickinson University.

                Mark A. Kenny, currently a consultant to the Company, served as the Company's Executive Vice President from August 1995 to October 1996 and Director since August 1995 and has served as Executive Vice President of Travel Link since inception, March 11, 1994 to October 1996. From 1974 to November, 1996 he was a partner of Country Club Transportation Services, a provider of limousine services, which he co-founded in 1974. Mr. Kenny is one of the original members of the New Jersey Business Travel Association and attended Seton Hall Preparatory School and Seton Hall University. He is also a member of the Association of Corporate Travel Executives and a charter member of the New Jersey Limousine Association.

                Warren D.  Bagatelle  has been a director of the  Company  since
August, 1995 and Chairman of the Board of Directors of the Company since December, 1996. He has been, since 1988, a Managing Director at Loeb Partners Corporation, a New York City investment banking firm and member of the New York and American Stock Exchanges. Mr. Bagatelle is also a director of Energy Research Corporation, a company engaged in the development and commercialization of electrical storage and power generation equipment, principally fuel cells and rechargeable storage batteries, Rotary Power International, Inc., a developer and manufacturer of rotary engines, and Sports Media, Inc., a sports publishing and marketing company. From 1981 to 1987, he was head of Corporate Finance and Chairman of Josephthal, Lyon & Ross Incorporated (formerly Rosenkrantz, Lyon & Ross, Inc.) an investment banking firm. Mr. Bagatelle has a B.A. in economics from Union College and an M.B.A from Rutgers University.



Executive Compensation


     The following tabulation shows the total compensation paid by the Company for services in all capacities during the years ended December 31, 1996 and 1995 and August 31, 1995 to the Officers of the Company and total compensation for all Officers as a group for such period:

                                                              Long-Term Compensation
                                                              Awards                   Payouts
Name and                                    Other Annual      Restricted                        All other
Principal       Annual Compensation         Compensation       Stock      Options LTIP          Compen-
Position(1)      Year    Salary($)  Bonus        ($)         Awards($)    SARs   Payouts(#)    sation($)



Joseph Cutona     1996     $73,500.00   $0        $5,000         0            0          0

                  1995     $45,000.00   $0        $3,840         0            0          0

President         1995     $28,000.00   $0        $3,840         0            0          0



Mark A. Kenny     1996    $42,000.00    $0       $16,250         0            0          0

                  1995    $44,795.00    $0        $3,840         0            0          0

                  1995    $28,000.00    $0        $3,840         0            0          0



John H. Wasko     1996     $10,000.00   $0        $48,000        0            0          0

                  1995     $0           $0        $2,500         0            0          0


Secretary

Treasurer        1995     $0           $0        $2,500         0            0          0





-------
(1)    See below "-Employment/Consulting Agreements," for a description of the
           Company's employment agreements with Mr. Cutrona and Mr. Wasko.


           Employment/Consulting Agreements.

           The Company entered into an Employment Agreement with Joseph Cutrona on September 5, 1995 which agreement was revised on October 17, 1996 for an indefinite period of time, providing an annual salary of $75,000 for the period from October 17, 1996 through December 31, 1996, and $100,000 thereafter until modified by the Company. Mr. Cutrona is entitled to incentive bonuses in cash and stock. Any incentive bonus paid to Mr. Cutrona shall be within the sole discretion of the board of directors of the Company.


           The Company entered into an Employment Agreement on October 17, 1996 with John Wasko for an indefinite period of time, providing an annual salary of $50,000 for the period from October 17, 1996 through December 31, 1996, and $80,000 thereafter until modified by the Company. Mr. Wasko is entitled to incentive bonuses in cash and stock in each year that the Company has net profits in amounts to be determined by the Company. Any incentive bonus paid to Mr. Wasko shall be within the sole discretion of the board of directors of the Company.


           The Company entered into a Consulting Agreement on October

18, 1996 with Mark A. Kenny for an indefinite period of time, providing a monthly fee of $6,500.00 during the period from October 18, 1996 through and including February 28, 1997, and a monthly fee of $8,400.00 thereafter, in each case payable in arrears on the last day of each month during the term of the Consulting Agreement. Mr. Kenny is entitled to incentive bonuses in cash and stock. Any incentive bonuses paid to Mr. Kenny shall be within the sole discretion of the board of directors of the Company.


           All officers and directors other than Mr. Warren D. Bagatelle are full time employees of the Company.

                                               CERTAIN TRANSACTIONS


           In August 1994 Joseph Cutrona and Mark Kenny each received a total of 666,433 shares of the Company's common stock for services to be provided to the Company.


           During February 1995, the Company issued 45,765 shares of its Common Stock in repayment of certain liabilities totaling $251,702. Those liabilities include notes payable to Saddle Brook Investors of $149,633, note payable plus accrued interest to a director of $34,273 and certain accounts payable of $67,796.


           In February 1995, Loeb Holding Corporation, as escrow agent ("Loeb"), for Warren D. Bagatelle, HSB Capital, trusts for the benefit of families of two principals of Loeb Holding Corporation and three unaffiliated individuals, agreed to loan the Company $500,000 evidenced by a series of Convertible Promissory Notes. In September 1995, Loeb converted the Convertible Promissory Notes into 841,455 common shares of the Company and two Term Promissory Notes, one in the principal amount of $475,000 and the other in the principal amount of $25,000.

           The principal amount of the $475,000 note is to be repaid in twelve equal quarterly payments commencing two (2) years from the date of said note. Prepayments may be made at any time without penalty. Interest is accrued at a rate of 9% per annum and interest payments are to made quarterly at the end of each calendar quarter, or at such earlier date that the Note becomes due and payable as a result of acceleration, prepayment or as otherwise provided therein. Interest began to run from the date that the monies were advanced to the Company.

           The Promissory Note for $25,000 and the Note for $12,500 have been modified. Each Note provides for accrued interest at the rate of 9% per annum payable quarterly and unless previously converted the principal amount of each note is to be repaid in twelve equal quarterly installments, commencing April 1, 1998, or on such earlier date as the Notes provide. The Notes are convertible at the sole option of the holder into an aggregate of 400,000 common shares of the Company.


           During March 1995, John H. Wasko, then President of the Company, upon exercise of his own option, acquired 70,520 shares of the Common Stock of the Company at an exercise price of $0.02145 per share.

           On March 3, 1995, the Company and JEC signed a purchase agreement whereby JEC acquired all of the assets, rights and properties relating to the Company's CO2 laser research and development agreement with LCL, subject to certain liabilities, in full consideration for the forgiveness of the indebtedness of the Company to JEC in the amount of $345,593 owed as of February 28,

1995.


           On August 11, 1995, Robotic Lasers acquired Travel Link by issuing 1,682,924 shares of restricted new Common Stock of the Company in exchange for the shares of the common stock of Travel Link owned by Joseph Cutrona, Mark A. Kenny, Steven E. Pollan, which represented all the issued and outstanding shares of common stock of Travel Link.

           In August 1995 the Company granted Mr. Wasko a 5 year option to purchase 25,000 shares of the Company's common stock at a price of $0.60 per share and in November, 1996 the Company granted Mr. Wasko a five year option to purchase 35,000 shares of the Company's Common Stock at a price of $2.00 per share.

           On September 5, 1995 the Company entered into three year consulting and investment banking agreement with Loeb Partners Corporation. Under the terms of the agreement the Company pays Loeb Partners Corporation $3,000 per month. Loeb Partners Corporation will also receive a fee for arranging private financing and acquisitions. Mr. Warren Bagatelle, a Director of the Company, is a Managing Director of Loeb Partners Corporation.

           During December 1995, Loeb agreed to loan the Company $250,000 evidenced by a series of Convertible Promissory Notes. In November 1996, Loeb converted the Convertible Promissory Notes into (i) two Term Promissory Notes, one in the principal amount of $237,500 and the other in the principal amount of $12,500 and (ii) 420,728 shares of Common Stock of the Company, of which 420,000 shares of common stock are owned by four unaffiliated parties. Loeb Holding Corporation has not received any shares of the Company's Common Stock in this transaction.

           The principal amount of the $237,500 note is to be repaid in twelve equal quarterly payments commencing two (2) years from the date of said note. Prepayments may be made at any time without penalty. Interest is accrued at a rate of 9% per annum and interest payments are to be made quarterly at the end of each calendar quarter, or at such earlier date that the Note becomes due and payable as a result of acceleration, prepayment or as otherwise provided therein. Interest began to run from the date that the monies were advanced to the Company.

           In August 1996, the Company gave notice to Mr. Pollan that it was cancelling the 333,216 shares of its Common Stock which had been issued to him for services to be provided to the Company. The reason for such cancellation related to various claims made by the Company against Mr. Pollan that he failed to provide services to the Company. Mr. Pollan has informed the Company that he intends to legally contest any attempt by the Company to cancel his shares.

           During the quarter ended September 30, 1996, in order to raise additional working capital for the Company, Joseph Cutrona, President of the Company, sold a total of 26,100 shares of restricted Common Stock of the Company owned by him, to sixteen unaffiliated third parties at prices ranging from $2.00 to $2.50 per share for total proceeds of $53,700. During the quarter ended September 30, 1996, Mr. Cutrona remitted $41,700 of these proceeds to the Company in the form of a capital contribution. Subsequent to September 30, 1996, Mr. Cutrona remitted $12,000 to the Company, which represents the balance of the proceeds from the sale of his stock in the form of an additional capital contribution. In October, November and December 1996, Mr. Cutrona sold an additional 11,500 shares of restricted Common Stock of the Company owned by him to 3 unaffiliated third parties at a price of $2.00 per share for total proceeds of $23,000, which Mr. Cutrona remitted to the Company in the form of an additional capital contribution. Mr. Mark Kenny has agreed to use 18,800 of his own shares of restricted Common Stock of the Company to reimburse Mr. Cutrona for one-half of the number of shares recently sold by Mr. Cutrona.

           On October 10, 1996, the Company, Joseph Cutrona, President of the Company, Mark A. Kenny and Prosoft, Inc. signed an agreement whereby Mr. Cutrona and Mr. Kenny each agreed to transfer 14,533 shares of restricted Common Stock owned by them to Prosoft, Inc., or its designees, upon completion of the design and satisfactory development of the Company's computerized vendor payment system. Prosoft agreed to accept the 29,066 shares valued at $3.75 per share in satisfaction of $108,997.50 which would be owed to Prosoft, Inc. by the Company upon completion of the vendor payment system.

           In October and November 1996, Joseph Cutrona, in recognition of extensive valuable services rendered to the Company by two employees of the Company, made a gift of 10,000 shares of restricted common stock of the Company owned by him to the first employee and a gift of 5,000 shares of restricted common stock of the Company owned by him to the second employee.

           During  November  and  December  1996,  the Company and Loeb  Holding
Corporation signed four 18 month Promissory Notes whereby Loeb Holding Corporation loaned the Company the sums of $75,000, $30,000, $10,000 and $95,000 (totaling $210,00). The Promissory Notes which bear interest at 10%, mature on May 11, 1998, May 25, 1998, June 2, 1998 and June 9, 1998.

           The Company believes that each of these transactions was entered into on terms at least as favorable to the Company as could have been obtained from unaffilated third parties.

           The transactions described above involve actual or potential conflicts of interest between the Company and its officers or directors. In order to reduce the potential for conflicts of interest between the Company and its officers an directors, prior to entering into any transaction in which a potential material conflict of interest might exist, the Company's policy has been and will continue to be that the Company does not enter into transactions with officers, directors or other affiliates unless the terms of the transaction are at least as favorable to the Company as those which would have been obtainable from an unaffiliated source. As of the date of this Prospectus, the Company has no plans to enter into any additional transactions which involve actual or potential conflicts of interest between the Company and its officers or directors and will not enter into any such transactions in the future without first obtaining an independent opinion with regard to the fairness to the Company of the terms and conditions of any such transaction.



----------------------------------------------------------------

                                              PRINCIPAL STOCKHOLDERS




The following tabulation shows the security ownership as of November 30, 1996 of
(i) each person known to the Company to be the beneficial owner of more than 5% of the Company's outstanding Common Stock,(not including 333,216 shares issued to Steven Pollan which the Company has given notice of cancellation of as a result of certain disputes between Mr. Pollan and the Company) (ii) each Director and Officer of the Company, and (iii) all Directors and Officers as a group.



                         NUMBER OF      PERCENT     PERCENT
NAME & ADDRESS           SHARES OWNED   OF CLASS    AFTER OFFERING


Loeb Holding Corporation
As Escrow Agent (1)
61 Broadway
New York, NY 10006           1,242,183      37.86%     29.61%

Warren D. Bagatelle(2)
Loeb Partners Corp.
61 Broadway
New York, NY 100061          1,271,155      38.75%      30.30%

Joseph Cutrona(5)
Genysis Reservation Systems
2401 Morris Avenue
Union, NJ 07083              618,100        18.84%      14.7%

Mark A Kenny(5)
10 Lisa Drive
Chatham, NJ 07928            633,100        19.30%      15.50%

John H. Wasko(3)(4)
Genysis Reservation Systems
2401 Morris Avenue
Union, NJ 07083              156,205         4.76%       3.72%


All Officers and Directors

as a group (4 person)      2,678,560        81.65%       63.84%


           (1)  Includes   842,183  Common  Shares  purchased  by  Loeb  Holding
Corporation as escrow agent for Warren D. Bagatelle, Managing Director of Loeb Partners Corp., HSB Capital of which Warren Bagatelle is a partner, and trusts for the benefit of families of two principals of Loeb Holding Corporation and three unaffiliated persons and 400,000 common shares issuable upon conversion of two convertible Promissory Notes aggregating $37,500. Loeb disclaims any beneficial interest in these shares.

           (2) Includes 842,183 Common Shares purchased by Loeb Holding Corporation as escrow agent for Warren D. Bagatelle, Managing Director of Loeb Partners Corp., HSB Capital of which Warren Bagatelle is a partner, and trusts for the benefit of families of two principals of Loeb Holding Corporation and three unaffiliated individuals, and 6,739 Common Shares owned directly by Warren
D. Bagatelle and 2,233 Common Shares owned directly by HSB Capital and 20,000 Common Shares pledged by Joseph Cutrona to Warren Bagatelle as security and 400,000 common shares issuable upon conversion of two convertible Promissory Notes aggregating $37,500.

           (3) Includes 29,383 Common Shares owned of record by Joan E. Wasko, John Wasko's wife, of which Mr. Wasko disclaims beneficial ownership, but of which he may be deemed beneficial owner.

           (4) Includes a 5-year option to purchase 25,000 shares of the Company's Common Stock at a price of $0.60 per share granted to Mr. Wasko by the Company on August 11, 1995, a 5-year option to purchase 35,000 shares of the Company's Common Stock at a price of $2.00 per share granted to Mr. Wasko by the Company on November 1, 1996 and 5,333 common shares issuable upon conversion of two convertible Promissory Notes aggregating $37,500.

           (5) Includes 14,533 Common Shares to be transferred to
ProSoft, Inc. upon successful completion of the Company's vendor payment system.

                  Messrs. Cutrona and Kenny may be deemed to be "parents" and "promoters" of the Company, as those terms are defined in the rules and regulations of the Securities Act of 1933, as amended.
In August 1994 Messrs. Cutrona and Kenny each received their Common
Stock in the Company for services to be provided to the Company.
For accounting purposes these shares were recorded at $7,840 for each individual. In August 1994 Mr. Pollan received his common stock in the Company for services to be provided. See "Certain
Transactions".



                                               SELLING STOCKHOLDERS


           In addition to the Securities, the Registration Statement, of which this Prospectus forms a part, also covers the registration of an aggregate of 287,500 Class A Redeemable Warrants and 287,500 shares of Common Stock issuable upon the exercise of the Class A Redeemable Warrants, which were issued by the Company in a private placement. The Company will not receive any proceeds from the sale of these Class A Redeemable Warrants or shares but, may receive proceeds if the warrants are subsequently exercised, as to which there can be no assurance. The costs of qualifying these 287,500 Class A Redeemable Warrants and 287,500 shares of Common Stock under federal and state securities laws, together with legal and accounting fees, printing and other costs in connection with this offering, will be paid by the Company.


           Pursuant to an agreement with the Underwriter, the Class A Redeemable Warrants and the 287,500 shares of Common Stock registered in the Registration Statement, of which this Prospectus forms a part, may not be sold for eighteen
(18) months from the date of this Prospectus, subject, however, to earlier release at the sole discretion of the Underwriter. Such shares are being registered for resale purposes only and will be offered pursuant to an alternate prospectus. See "Underwriting."

           The terms and conditions of the Common Stock Purchase Warrants issued by the Company in the private placement are identical to the terms and conditions of the Class A Redeemable Warrants being offered pursuant to this Prospectus. All of the securities issued in the private placement are being registered in the Registration Statement, of which this Prospectus forms a part. Pursuant to an agreement with the Underwriter, such Warrants and shares of Common Stock may not be sold until eighteen months from the date of this Prospectus, subject, however, to earlier release at the sole discretion of the Underwriter. The certificates representing the 287,500 Class A Redeemable Warrants and 287,500 shares of Common Stock issuable on exercise of the Class A Redeemable Warrants will have legends affixed setting forth such restrictions. The Underwriter may release these securities from this eighteen month restriction at any time after all securities subject to this offering have been sold. See "Underwriting." The resale of securities by the Selling Stockholders are subject to prospectus delivery and other requirements of the Securities Act. Sales of these securities, or even the potential for such sales at any time, would likely have an adverse effect on the market prices of the Common Stock and the Class A and Class B Redeemable Warrants. The Company will not receive any proceeds from the sale of the securities by the Selling Stockholders. If all of the Class A Redeemable Warrants issued in the private placement are exercised, of which there is no assurance, the Company will receive the gross proceeds therefrom aggregating up to an additional $1,653,125.

           Set forth below is a list of the Selling Stockholders and the number of Warrants and shares of Common Stock issuable upon their exercise which are being registered pursuant to the Registration Statement, of which this Prospectus forms a part:

                            No. of Shares             No. of Shares             No. Of            Percentage
                             Owned Before              issuable upon             Warrants          owned after

Name (1)                     Offering                  exercise of                                          Offering(3)
--------                     --------                  -----------                                          -----------
                                                       Class A Reedamble
                                                       -----------------
                                                        Warrants (2)


Steven C. Wright                     0                         12,500            12,500                    0
Keith C. Kammer                      0                          12,500           12,500                     0
Paul W. Leblanc                      0                          12,500           12,500                     0
Mildred J. Greiss                    0                         12,500            12,500                    0
Terry Nash                           0                         12,500            12,500                    0
Joel B. Pipe                         0                         25,000            25,000                    0
 Theodore E. Hanson                  0                         25,000            25,000                    0
Dennis Lafer                         0                         25,000            25,000                    0
Vincent A. Ferranti                  0                         25,000            25,000                    0
Jason J. Leinwand                    0                         12,500            12,500                    0
James R. Welch                       0                          12,500           12,500                     0
Daniel Churchill                     0                         25,000            25,000                    0
Glen Cadrez, Jr.                     0                         12,500            12,500                    0
John Albanese Numismatics            0                         12,500            12,500                    0
Giuseppe Pappalardo                  0                         25,000            25,000                    0
Joseph Perri                         0                         25,000            25,000                    0

--------------------------

(1) The persons named in the above table have sole voting and investment power with respect to all of the Common Stock shown as beneficially owned by them, except as otherwise indicated.


(2) Pursuant to an agreement with the Underwriter, the Class A Redeemable Warrants and underlying shares may not be sold for eighteen (18) months from the date of this prospectus, subject, however, to earlier release at the sole discretion of the Underwriter.

(3) Assumes all Class A Redeemable Warrants and underlying shares held by the Selling Stockholders are sold.


           After making the investment in the private placement, the investors did not own, nor did any of them have any right to acquire, any other securities of the Company. None of the investors were affiliated with the Company at the time of making their investment, at the time of this offering, or at any other time.

Plan of Distribution


           Subject to the eighteen (18) month restriction on the offer and sale of the 287,500 Class A Redeemable Warrants and the 287,500 shares of Common Stock issuable on their exercise the securities offered hereby may be sold from time to time directly by the Selling Stockholders. Alternatively, the Selling Stockholders may, from time to time, offer such securities through underwriters, dealers and/or agents. The distribution of securities by the Selling Stockholders may be effected in one or more transactions, privately-negotiated transactions or through sales to one or more broker-dealers for resale of such securities as principals, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. Usual and customary or specifically negotiated brokerage fees or commissions may be paid by the Selling Stockholders in connection with such sales. The Selling Stockholders, and intermediaries through whom such securities are sold, may be deemed "underwriters" within the meaning of the Securities Act with respect to the securities offered, and any profits realized or commissions received may be deemed underwriting compensation.

           At the time a particular offer of securities is made by or on behalf of the Selling Stockholders to the extent required, a prospectus will be distributed which will set forth the number of securities being offered and the terms of the offering, including the name or names of any underwriter, dealer or agent, the purchase price paid by the underwriter for securities purchased from the Selling Stockholders and any discounts, commissions or concessions allowed or reallowed or paid to dealers and the proposed selling price to the public.


           Under the Exchange Act and the regulations promulgated thereunder, any person engaged in the distribution of the securities of the Company offered by this Prospectus may not simultaneously engage in market-making activities with respect to such securities of the Company during the applicable "cooling off" period (which is nine days) prior to the commencement of such distribution. In addition, and without limiting the foregoing, the Selling Stockholders will be subject to applicable provisions of the Exchange Act, and the rules and regulations promulgated thereunder, including without limitation, Rules 10b-6 and 10b-7 in connection with transactions in such securities, which provisions may limit the timing of purchases and sales of such securities by the Selling Stockholders.

           Sales of securities by the Selling Stockholders or even the potential of such sales, would likely have an adverse effect on the market prices of the securities offered hereby. Following the closing of this offering, the freely tradeable securities of the Company ("public float"), including this offering, will be 1,159,101 shares of Common Stock, 1,500,000 Class A Redeemable Warrants and 900,000 Class B Redeemable Warrants. This does not including an aggregate of 287,500 Class A Redeemable Warrants and the 287,500 shares of Common Stock issuable upon exercise of the Class A Redeemable Warrants owned by the Selling Stockholders, which are not transferable for eighteen (18) months commencing on the date of this Prospectus or at such earlier date as may be permitted by the Underwriter, which may release such securities at any time after all securities subject to this offering have been sold and assuming no exercise of the Underwriter's Purchase Option. See "Descriptions of Securities" and "Underwriting".


                                             DESCRIPTION OF SECURITIES

Common Stock

           The Company is currently  authorized  to issue  75,000,000  shares of
Common Stock, having a par value of $.0001 per share of which 3,280,594 (including 333,216 shares issued to Mr.Pollan) are outstanding prior to the offering contemplated hereby. Each share of Common Stock entitles the holder thereof to one vote on each matter submitted to the stockholders of the Company for a vote thereon. The holders of Common Stock: (i) have equal ratable rights to dividends from funds legally available therefor when, as and if declared by the Board of Directors; (ii) are entitled to share ratably in all of the assets of the Company available for distribution to holders of Common Stock upon liquidation, dissolution or winding up of the affairs of the Company; (iii) do not have preemptive, subscription or conversion rights, or redemption or sinking fund provisions applicable thereto; and (iv) as noted above, are entitled to one non-cumulative vote per share on all matters submitted to stockholders for a vote at any meeting of stockholders. The Company has not paid any dividends on its Common Stock to date. The Company anticipates that, for the foreseeable future, it will retain earnings, if any, to finance the continuing operations of its business. The payment of dividends will depend upon, among other things, capital requirements and operating and financial conditions of the Company.


Redeemable Common Stock Purchase Warrants


           The Company is offering 2,400,000 redeemable warrants, 1,500,000 of which will be "Class A Redeemable Warrants" and 900,000 of which will be "Class B Redeemable Warrants," at an anticipated public offering price of $.20 per Class A Redeemable Warrant and $.10 per Class B Redeemable Warrant. Each Redeemable Warrant shall be exercisable for a period of 48 months, commencing six (6) months from the date on which the registration statement (the "Registration Statement") of which this prospectus (the "Prospectus") forms a part is declared effective (the "Effective Date") by the Securities and Exchange Commission (the "Commission").

           Class A Redeemable Warrants

           Each Class A Redeemable Warrant shall entitle the holder to acquire one share of Common Stock at a price equal to $5.75 per share. Commencing twelve months after the Effective Date, the Company will have the right at any time to redeem all, but not less than all, of the Class A Redeemable Warrants at a price equal to twenty cents ($.20) per Redeemable Warrant, provided that the closing bid price of the Common Stock equals or exceeds $6.25 per share for any twenty
(20) trading days within a period of thirty (30) consecutive trading days ending on the fifth trading day prior to the date of the notice of redemption.

           Class B Redeemable Warrants

           Each Class B Redeemable Warrant shall entitle the holder to acquire one share of the Common Stock at a price equal to $6.75 per share. Commencing twelve months after the Effective Date, the Company will have the right at any time to redeem all, but not less than all, of the Class B Redeemable Warrants at a price equal to ten cents ($.10) per Redeemable Warrant, provided that the closing bid price of the Common Stock equals or exceeds $7.25 per share for any twenty (20) trading days within a period of thirty (30) consecutive trading days ending on the fifth trading day prior to the date of the notice of redemption.

Preferred Stock

           The Certificate of Incorporation of the Company authorizes the issuance of up to 25,000,000 shares of Preferred Stock, $.0001 par value per share. None of such Preferred Stock has been designated or issued. The Board of Directors is authorized to issue shares of Preferred Stock from time to time in one or more Class And, subject to the limitations contained in the Certificate of Incorporation and any limitations prescribed by law, to establish and designate any such limitations prescribed by law, to establish and designate any such Class And to fix the number of shares and the relative conversion rights, voting rights and terms of redemption (including sinking fund provisions) and liquidation preferences. If shares of Preferred Stock with voting rights are issued, such issuance could affect the voting rights of the holders of the Common Stock by increasing the number of outstanding shares having voting rights, and by the creation of class or series voting rights. If the Board of Directors authorizes the issuance of shares of Preferred Stock with conversion rights, the number of shares of Common Stock outstanding could potentially be increased by up to the authorized amount. Issuance of shares of Preferred Stock could, under certain circumstances, have the effect of delaying or preventing a change in control of the Company and may adversely affect the rights of holders of Common Stock. Also, the Preferred Stock could have preferences over the Common Stock (and other series of preferred stock) with respect to dividends and liquidation rights.

Private Placement


           The terms and conditions of the Common Stock Purchase Warrants issued by the Company in the private placement are identical to the terms and conditions of the Class A Redeemable Warrants. All of the securities issued in the private placement are being registered in the Registration Statement, of which this Prospectus forms a part. Pursuant to an agreement with the Underwriter, such warrants and shares of Common Stock may not be sold until eighteen months from the date of this Prospectus, subject, however, to earlier release at the sole discretion of the Underwriter. The certificates representing the 287,500 Class A Warrants and the 287,500 shares of Common Stock issuable on exercise of the Class A Redeemable Warrants will have legends affixed setting forth such restrictions. The Underwriter may release these securities from this eighteen month restriction at any time after all securities subject to this offering have been sold. See "Underwriting."



Transfer and Warrant Agent

           Continental Stock Transfer & Trust Company is the Registrar and Transfer Agent for the Common Stock and the Registrar and Warrant Agent for the Redeemable Warrants.


                                                   UNDERWRITING

General


           Subject to the terms and conditions set forth in the Underwriting Agreement by and between the Company and the Underwriter (the "Underwriting Agreement"), the Underwriter has agreed to purchase on a "firm commitment" basis, an aggregate of 900,000 shares of Common Stock and 2,400,000 Redeemable Warrants (exclusive of the 135,000 shares of Common Stock and 360,000 Warrants subject to the Over-Allotment Option).

           The Underwriter has advised the Company that it proposes to offer the Common Stock and Redeemable Warrants to the public at the public offering price set forth on the cover page of this Prospectus. The Securities are offered by the Underwriter subject to: (i) approval of certain legal matters by counsel to the Underwriter; and (ii) certain other conditions typical of such agreements specified in the Underwriting Agreement.


           The Company has agreed to sell the Securities to the

Underwriter at a discount of 10% of the public offering price thereof. The Company has also agreed to pay the Underwriter the Non-Accountable Expense Allowance (as previously defined) equal to 3% of the aggregate offering price of the Securities ($50,000 of which was advanced to the Underwriter). Pursuant to the provisions of the Underwriting Agreement, in the event that the Company's public offering is terminated for any reason, the Underwriter shall be reimbursed for all accountable expense incurred by it. Any amounts previously paid shall be credited against any amounts due.


           The Underwriter has informed the Company that it does not intend to confirm sales to any accounts over which it exercises discretionary authority.

           Prior to the Company's public offering, there has been no public trading market for the Securities. The offering price of the Common Stock and the exercise price of the Redeemable Warrants were determined by negotiation between the Company and the Underwriter. The factors considered by the Company and the Underwriter in determining the public offering price of the Common Stock and the exercise price of the Redeemable Warrants, in addition to prevailing market conditions, were management's assessment of the Company's business potential and earning prospects, the prospects for growth in the industry in which the Company operates. The public offering price may not bear any relationship to the Company's assets, book value, net worth or other criteria of value applicable to the Company.

           The Underwriter has required that all officers and directors and holders of 5% or more of the issued and outstanding shares of Common Stock and securities exercisable, convertible or exchangeable for shares of Common Stock, other then Mr. Pollan and 200,000 of the shares held by Loeb, agree to a lock-up of their securities for a period of not less than eighteen (18) months in order for the Underwriter to engage in the Offering as well as in order to maintain a more orderly trading market. Such shares will have a legend placed on the certificates to express the lock-up.

           The Underwriting Agreement prohibits the Company from issuing any capital stock or other securities without the Underwriter`s prior consent for a period of eighteen (18) months following the Effective Date of the Registration Statement. The Underwriter has no present intention to waive the restrictions prior to the eighteen month period. This provision may limit the Company's ability to raise additional equity capital. The purpose of such provision is to protect against unnecessary dilution to the public shareholders.


The Over-Allotment Option

           The Company has granted to the Underwriter the Over-Allotment

Option which is exercisable for a period of 45 days following the Effective Date of the Registration Statement of which this Prospectus forms a part to purchase up to an additional 135,000 shares of Common Stock and 360,000 Redeemable Warrants (equal to an aggregate of up to 15% of the number of shares of Common Stock and Redeemable Warrants offered by the Company to the public) for the purpose of covering over-allotments. The Over-Allotment Option is exercisable upon the same terms and conditions as are applicable to the sale of the Securities.


The Underwriter's Purchase Option


           As part of the consideration to the Underwriter for its services in connection with the public offering described herein, the Company has agreed to issue and sell to the Underwriter, at the closing, for nominal consideration, five (5) year warrants to purchase such number of shares of Common Stock and Redeemable Warrants as shall equal 10% of the number of shares of Common Stock and Redeemable Warrants (excluding the over-allotment option) being underwritten for the account of the Company at a price of $.0001 per warrant (the "Warrants"). The Warrants shall be exercisable at any time during a period of four(4) years commencing at the beginning of the second year after their issuance and sale at a price equaling 120% of the public offering price of the shares of Common Stock and Redeemable Warrants.


           During the period in which the Underwriter's Purchase Option is exercisable, the holders thereof are given the opportunity to profit from a rise in the market price of the Securities which may result in a dilution of the interest of the stockholders. The Company may find it more difficult to raise additional equity capital if it should be needed for the business of the Company while the Underwriter's Purchase Option is outstanding. At any time when the holders thereof might be expected to exercise such Warrants, the Company would probably be able to obtain additional equity capital on terms more favorable than those provided by the Underwriter's Purchase Option. Any profit realized on the sale of securities issuable upon the exercise of the Underwriter's Purchase Option may be deemed additional underwriter compensation.

Registration Rights

           In connection with the underwriting of the Company's public offering, the Company has granted to the Underwriter certain "piggy back" and "demand" registration rights. Pursuant to the terms of the Underwriting Agreement, the Company agrees that, for a period of seven (7) years from the date of the closing of the public offering of the shares of Common Stock and Redeemable Warrants (the "Closing"), if the Company intends to file a Registration Statement or Statements for the public sale of securities for cash (other than a Form S-8, Form S-4 or comparable Registration Statement), it will notify all of the holders of the Warrants and/or underlying securities and if so requested it will include therein material to permit a public offering of the securities underlying said Warrants at the expense of the Company (excluding fees and expenses of the holder's counsel and any underwriting or selling commissions). In addition, for a period of five (5) years from such date, upon the written demand of holder(s) representing a majority of the Warrants, the Company agrees, on one occasion, to promptly register the underlying Securities at the expense of the Company (excluding fees and expenses of the holder's counsel and any underwriting or selling commissions).

Finder's Fees

           No finder has been associated with the Company's public offering as described herein; nor does the Company have any obligation to pay a finder's fee to anyone in connection with any pending transaction involving the Company.

Warrant Solicitation Fee


           Pursuant to the Underwriting Agreement, the Company has agreed to grant to the Underwriter a right of first refusal for a period of three (3)
years after the Effective Date of the Registration Statement for any publicly offered sale of securities to be made by the Company or any of its present or future subsidiaries. The Underwriting Agreement also provides that the Underwriter shall act as the Company's exclusive agent with respect to the solicitation of the Redeemable Warrants, and receive from the Company a commission equal to 4% of the exercise price of the Redeemable Warrants (the "Warrant Solicitation Fee") commencing twelve (12) months after the effective date of the Registration Statement, payable upon exercise, if; (i) the market price of the Common Stock on the date that any such Redeemable Warrant is exercised is greater than the exercise price of the Redeemable Warrant; (ii) the exercise of such Redeemable Warrant was solicited by a member of the National Association of Securities Dealers, Inc.; (iii) the Redeemable Warrant is not held in a discretionary account; (iv) disclosure of this compensation arrangement is made both at the time of the public offering and at the time of the exercise of such Redeemable Warrant; and (v) solicitation of the exercise is not in violation of Rule 10b-6 of the Exchange Act. No commission will be paid to the Underwriter on Redeemable Warrants voluntarily exercised within one year of the Effective Date or on Redeemable Warrants voluntarily exercised at any time without solicitation by the Underwriter.


           In addition, unless granted an exemption by the Commission from Rule 10b-6 under the Exchange Act, the Underwriter will be prohibited from engaging in any market making activities or solicited brokerage activities with respect to the Company's securities for the period from nine business days prior to any solicitation of the exercise of any Redeemable Warrant or nine business days prior to the exercise of any Redeemable Warrant based on a prior solicitation until the later of the termination of such solicitation activity or the termination (by waiver or otherwise) of any right the Underwriter may have to receive such a fee for the exercise of the Redeemable Warrants following such solicitation. As a result, the Underwriter may be unable to continue to provide a market for the Company's securities during certain periods while the Redeemable Warrants are exercisable.

Other Terms of the Underwriting


           The Company has agreed not to issue, sell, offer to sell, grant any option relating to the sale of or otherwise dispose of (directly or indirectly) any of the Company's equity securities (including securities convertible into, exercisable for or exchangeable into equity securities) without the Underwriter's prior written consent, except for issuances pursuant to: (i) the exercise of the Underwriter's Purchase Option; (ii) the Company's public offering of securities as described herein; (iii) a declaration of dividends, recapitalization, reorganization or similar transaction; or (iv) a currently existing stock incentive or option plan, for 18 months from the Effective Date. In addition, each officer, director and stockholder who owns 5% or more of the Company's equity securities, other then Mr. Pollan and other than 200,000 of the shares held by Loeb has agreed not to sell, transfer, convey, pledge, hypothecate or otherwise dispose of any of the respective securities of the Company owned by them for a period of 18 months from the Effective Date without the Underwriter's prior approval.

           In connection with and as consideration for the Underwriter's participation in the Company's public offering, the Company has given the Underwriter the right, upon completion of such public offering, to designate a person to attend all meetings of the Company's Board of Directors for a period of five (5) years. Such person need not be a director but shall be entitled to attend all such meetings and to receive all notices and other correspondence and communications sent by the Company to members of its Board of Directors. As of the date hereof, the Underwriter has not identified a designee nor has it expressed to the Company the desire to exercise its right to select such a designee.

           The Company has agreed to retain the Underwriter as its financial consultant for a period of 24 months commencing upon consummation of the proposed public offering at a monthly retainer of $2,000, all of which is payable in advance upon such consummation.

Indemnification

           The Company has agreed to indemnify the Underwriter and others against certain liabilities, including liabilities under the Securities Act. Insofar as indemnification for liabilities arising under the Securities Act may be provided to officers, directors or persons controlling the Company, the Company has been informed that, in the opinion of the Commission, such indemnification is against public policy and is therefore unenforceable. The Underwriter has agreed to indemnify the Company, its directors, and each person who controls it within the meaning of Section 15 of the Securities Act with respect to any statement in or omission from the Registration Statement, the Prospectus or any amendment or supplement thereto if such statement or omission was made in reliance upon information furnished in writing to the Company by the Underwriter specifically for or in connection with the preparation of the Registration Statement, the Prospectus, or any such amendment or supplement thereto.


           The foregoing summaries of certain terms and conditions of the Underwriting Agreement and the Underwriter's Purchase Option state all the material elements of such documents. Copies of the foregoing documents have been filed with the Commission as exhibits to the Registration Statement of which this Prospectus forms a part and are also on file at the offices of the Underwriter and the Company. Reference is hereby made to each such exhibit for a detailed description of the provisions thereof which have been summarized above. See "Available Information."



                                                   LEGAL MATTERS


           Certain legal matters in connection with the issuance of the securities being offered by the Company will be passed upon for the Company by McLaughlin & Stern, LLP, New York, New York. A member of the firm of McLaughlin & Stern, LLP owns 5,000 shares of the Company's Common Stock. Legal matters for the Underwriter will be passed upon by Scheichet & Davis, P.C., New York, New York.


                                                      EXPERTS

           The Financial Statements of the Company included in this Prospectus to the extent and for the periods indicated in their report have been reported on by Wiss & Company, LLP, independent certified public accountants, as stated in their report appearing herein in reliance upon such report given on the authority of that firm as experts in accounting and auditing.

                                      INDEX TO CONSOLIDATED FINANCIAL STATEMENTS



                                                                       Page

Independent Auditors' Report                                           F-2

Consolidated Financial Statements:

Consolidated Balance Sheet at December 31, 1995                       F-3


Consolidated Statements of Operations for the Four Months
Ended December 31, 1995, the Year Ended August 31, 1995,

and the Periods From March 7, 1994 (commencement of development stage activities) to August 31,

1994 and to December 31, 1995                                       F-4


Consolidated  Statements of Changes in Stockholders'
Equity (Deficiency) for the Four Months Ended
December 31,  1995,  the Year Ended August 31,
1995,  and the Period From March 7, 1994
(commencement  of  development  stage  activities) to
August 31, 1994                                                      F-5

Consolidated Statements of Cash Flows for the Four Months
Ended December 31, 1995, the Year Ended August 31, 1995,

and the Periods From March 7, 1994 (commencement of development stage activities) to August 31,

 1994 and to December 31 ,1995                                      F-6

     Notes to Consolidated Financial Statements                  F-7 to F-15

Consolidated Financial Statements (Unaudited):

Consolidated Balance Sheets - September 30, 1996
(proforma), September 30, 1996 and December 31, 1995               F-16


Consolidated  Statements of  Operations - Nine and
Three Months Ended  September
30,  1996 and Period  From March 7, 1994
 (commencement  of
development stage activities)
 Through September 30, 1996                                         F-17

Consolidated Statement of Stockholders' Equity
(Deficiency) -Nine Months Ended September 30, 1996                  F-18

Consolidated Statements of Cash Flows - Nine Months
 Ended September 30, 1996 and
1995 and  Period  From March 7, 1994  (commencement  of
development stage activities)
 Through September 30, 1996                                           F-19

Notes to Consolidated Financial Statements                      F-20 to F-23

                                             INDEPENDENT AUDITORS' REPORT


To the Board of Directors and Stockholders of Genisys Reservation Systems, Inc.
(A Development Stage Company)


We have audited the accompanying consolidated balance sheet of Genisys Reservation Systems, Inc. and Subsidiary (formerly Robotic Lasers, Inc. and a Development Stage Company) as of December 31, 1995 and the related consolidated statements of operations, changes in stockholders' equity and cash flows for the four months ended December 31, 1995, the year ended August 31, 1995, and for the periods from March 7, 1994 (commencement of development stage activities) to August 31, 1994 and December 31, 1995. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our  opinion,  the
consolidated financial statements referred to above present fairly, in all material respects, the financial position of Genisys Reservation Systems, Inc. and Subsidiary (formerly Robotic Lasers, Inc. and a Development Stage Company) at December 31, 1995 and the results of their operations and their cash flows for the four months ended December 31, 1995, the year ended August 31, 1995 and for the periods from March 7, 1994 (commencement of development stage activities) to August 31, 1994 and December 31, 1995, in conformity with generally accepted accounting principles.

 The accompanying financial statements
have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company is a development stage company and has suffered recurring losses from operations that raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

 WISS & COMPANY, LLP
Woodbridge, New Jersey

July 8, 1996

                             GENISYS RESERVATION SYSTEMS, INC. AND SUBSIDIARY
                                           (Formerly Robotic Lasers, Inc.)
                                            (A Development Stage Company)




                                              CONSOLIDATED BALANCE SHEET
                                                  DECEMBER 31, 1995

                                                        ASSETS


CURRENT ASSETS:
     Cash                                                                         $     22,613
     Prepaid expenses                                                                      703
                                                                                  ---------------
         Total Current Assets                                                                            $     23,316

    PROPERTY AND EQUIPMENT, LESS ACCUMULATED DEPRECIATION OF $17,393



                                                                                                              145,384

    OTHER ASSETS:
         Computer software costs                                                  156,997
         Deposits and other                                                        26,988
                                                                                                              183,985
                                                                                                         $    352,685


                                      LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIENCY)


    CURRENT LIABILITIES:
         Notes payable - stockholder, less unamortized
      debt discount of $12,426                                                  $637,574
     Accounts payable and accrued expenses                                        98,012

         Current portion of obligations under capital leases
                                                                                  45,012

         Loans and advances - related parties                                     19,126
         Accrued interest payable - stockholder                                   28,096
         Payroll taxes payable                                                    10,000
                           Total Current Liabilities                                                     $   837,820



    LONG-TERM PORTION OF OBLIGATIONS UNDER CAPITAL

    LEASES                                                                                                    89,746
                                                                                                             927,566

    COMMITMENTS

    STOCKHOLDERS' EQUITY (DEFICIENCY):
         Preferred stock, $.0001 par value: 25,000,000
         shares authorized; none outstanding
                                                                                       -
        Common stock, $.0001 par value: 75,000,000 shares
        authorized; 2,804,866 shares issued and
         outstanding                                                                 280


See accompanying notes to consolidated financial statements.

                          GENISYS RESERVATION SYSTEMS, INC. AND SUBSIDIARY
                                           (Formerly Robotic Lasers, Inc.)
                                            (A Development Stage Company)





Additional paid-in capital                        18,639
Deficit accumulated
 during development stage                       (593,800)
Total Stockholders' Equity (Deficiency)                          (574,881)

                                                               $   352,685


See accompanying notes to consolidated financial statements.


                                                        F-3(continued)

                             GENISYS RESERVATION SYSTEMS, INC. AND SUBSIDIARY
                                           (Formerly Robotic Lasers, Inc.)
                                            (A Development Stage Company)




                                         CONSOLIDATED STATEMENTS OF OPERATIONS




                                                                                                    Period from March 7, 1994
                                                                 Four Months     Year                     (Commencement of
                                                                   Ended         Ended                        Development Stage
                                                                                                               Activities) to
                                                                   December 31,  August 31,     August 31,        December 31,

                                                                       1995       1995           1994               1995
                                                              ----------------

   REVENUES AND EXPENSES DURING THE DEVELOPMENT STAGE:
     Revenues                                                  $         -       $  -          $  -              $   -
                                                              ----------------

     Expenses:
         General and administrative                                   250,454    256,621         31,416           538,491
         Depreciation and amortization                                 18,453        240             94            18,787

         Interest expense                                              24,303     12,219           -               36,522
                                                                   -------------
                                                                      293,210     269,080        31,510           593,800
                                                                   ------------
   NET LOSS INCURRED DURING THE
   DEVELOPMENT STAGE                                               $ (293,210)  $(269,080)     $(31,510)       $ (593,800)
                                                                   ===========

NET LOSS PER COMMON SHARE                                          $     (.11)   $(.16)           $(.02)           $(.32)
                                                                         ====

   WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING
                                                                     2,594,503  1,694,611      1,682,924       1,859,495
                                                                   ===========


See accompanying notes to consolidated financial statements.

                            GENISYS RESERVATION SYSTEMS, INC. AND SUBSIDIARY
                                           (Formerly Robotic Lasers, Inc.)
                                            (A Development Stage Company)




      CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY (DEFICIENCY)



                                                                                                                           Deficit
                                                                                                                         Accumulated
                                                                                                            Additional   During the
                                                                                          Common Stock       Paid-in    Development
                                                                            Total      Shares    Par Value    Capital       Stage
   PERIOD ENDED AUGUST 31, 1994:
     Issuance of common stock at
     March 7, 1994 (inception) for services rendered, valued
     at approximately $.006 per share                                   $  10,000     1,682,924    $ -      $  10,000      $     -
                                                                                      ---------
   Net loss                                                              (31,510)        -           -            -        (31,510)
                                                                     -----------

BALANCE, AUGUST 31, 1994                                                (21,510)     1,682,924       -          10,000     (31,510)



YEAR ENDED AUGUST 31, 1995:
     Contribution of services rendered                                    9,600           -         -           9,600          -
     Net assets received (liabilities assumed)
     in reverse acquisition of Robotic Lasers, Inc.                    (14,087)     280,487        28         (14,115)         -
     Change in par value                                                   -           -          168            (168)         -

   Net loss                                                           (269,080)        -          -              -        (269,080)
                                                                     ----------

BALANCE, AUGUST 31, 1995                                             (295,077)     1,963,411      196          5,317      (300,590)


   PERIOD ENDED DECEMBER 31, 1995:
   Conversion of related party debt into common stock                  13,406         841,455      84          13,322          -
   Net loss                                                         (293,210)              -             -         -      (293,210)


BALANCE, DECEMBER 31, 1995                                         $(574,881)       2,804,866     $280         $18,639   $(593,800)

See accompanying notes to consolidated financial statements.

                          GENISYS RESERVATION SYSTEMS, INC. AND SUBSIDIARY
                                   (Formerly Robotic Lasers, Inc.)
                                    (A Development Stage Company)




                               CONSOLIDATED STATEMENTS OF CASH FLOWS
                                                                                                        Period From
                                                              Four Months              Year             March 7, 1994

                                                              Ended                Ended      (Commencement of Develoment Stage
                                                                                                Activities), to

                                                             December 31,           August 31,          August 31,    December 31,
                                                                 1995                 1995                 1994           1995

   CASH FLOWS FROM OPERATING ACTIVITIES:
   Net loss                                              $(293,210)               $(269,080)           $(31,510)         $(593,800)
                                                         ----------                                                     ----------
Adjustment to reconcile net loss to net cash
flows from operating activities:
             Depreciation and amortization                  18,453                     240                   94            18,787
                                                         ------
Contribution of services rendered
to capital                                                   -                       9,600                10,000           19,600
Changes in operating assets and liabilities:
   Prepaid expenses                                          3,031                  (3,734)                  -               (703)
   Other assets                                            218,053                (243,255)               (2,200)         (27,402)
   Accounts payable and accrued expenses                    10,770                  73,155                   -             83,925
   Payrol1 taxes payable                                     1,027                   8,973                   -             10,000
   Accrued interest payable                                 15,852                  12,244                   -             28,096
                                                         -----------
Net cash flows from operating
 activities                                                (26,024)               (411,857)              (23,616)          (461,497)
                                                         -----------

CASH FLOWS FROM INVESTING ACTIVITIES -
  Acquisition of equipment and software                    (319,774)                    -                    -            (319,774)
                                                         ----------

CASH FLOWS FROM FINANCING ACTIVITIES:
  Advances from (repayments to) stockholders                 (6,820)                (4,001)               10,821              -
  Loans and advances from related parties                    14,326                 (8,000)               12,800             19,126
  Proceeds from issuance of notes payable                   215,000                435,000                   -              650,000
  Payments under computer equipment leases                   (9,724)                   -                     -               (9,724)
  Proceeds from sale and lease-back                         144,482                    -                     -              144,482
                                                         ---------
    Net cash flows from financing
     activities                                             357,264                422,999                23,621            803,884
                                                         ---------

 NET CHANGE IN CASH                                          11,466                 11,142                    5              22,613

 CASH, BEGINNING OF PERIOD                                   11,147                   5                      -                   -
                                                         ----------

 CASH, END OF PERIOD                                      $  22,613             $   11,147              $     5         $   22,613
                                                         =========


                                                             F-6




                   GENISYS RESERVATION SYSTEMS, INC. AND SUBSIDIARY
                                (Formerly Robotic Lasers, Inc.)
                             (A Development Stage Company)





SUPPLEMENTAL CASH FLOW INFORMATION:
          Interest paid                                  $    8,426            $       -            $       -           $    8,426
                                                         ==========

Net liabilities assumed in reverse acquisition           $      -              $  14,087            $       -           $  14,087

Conversion of related party debt into common stock       $   13,406            $      -             $       -           $  13,406


See   accompanying   notes   to   consolidated
financial statements.

                                       F-6(continued)

                     GENISYS RESERVATION SYSTEMS, INC. AND SUBSIDIARY
                                (Formerly Robotic Lasers, Inc.)
                                (A Development Stage Company)

                        NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

  Note 1   -    History of the Company, Nature of the Business and Summary of
                Significant Accounting Policies:

                  History of the  Company  and Nature of the  Business - Genisys
                Reservation Systems, Inc. (the "Company") was incorporated in April 1986 as Robotic Lasers, Inc. In March 1995, the Company sold all of its assets, rights and properties relating to a certain laser research and development agreement (subject to certain liabilities). On August 11, 1995, the Company acquired Corporate Travel Link, Inc. ("Travel Link") a development stage company, by issuing 1,682,924 shares of its restricted common stock in exchange for all of the authorized, issued and outstanding shares of common stock of Travel Link. For accounting purposes, the share exchange transaction and combination of Travel Link with the Company has been treated as a reverse acquisition by, and a recapitalization of, Travel Link. The net assets of the Company of $(14,000) consisted primarily of accounts payable of $14,000. The previous historical financial statements of the Company are no longer reported and the financial statements of Travel Link (since its formation in March 1994) are now reported as the historical consolidated financial statements of the Company and its subsidiary.

                  The Company is a  development  stage company and is engaged in developing a computerized limousine reservation and payment system for the business traveler. The Company anticipates that the proprietary software being developed will enable a system of limousine reservations to be completely computerized and operate without human intervention.

                  The Company has  generated no revenues  and has no  commercial operations to date. The Company has been unprofitable since inception and expects to incur additional operating losses over the next several quarters. The Company does not expect to generate any revenues from operations during the fiscal year ending December 31, 1996.


Estimates and Uncertainties - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results, as determined at a later date, could differ from those estimates.

Principles of Consolidation - As indicated above, the consolidated financial statements include the accounts of the Company's wholly-owned subsidiary, Travel Link and, since August 11, 1995, those of the Company. Retroactive effect has been given to the exchange of shares for Travel Link to March 7, 1994. All significant intercompany transactions and accounts have been eliminated in consolidation.
                               F-7

Financial Instruments - Financial instruments include cash and equivalents, other assets, accounts payable, accrued expenses and long-term debt. The amounts
reported  for  financial   instruments   are  considered  to  be
reasonable approximations of their fair values, based on market information available to management.

Cash and Equivalents - The Company considers all highly liquid debt instruments purchased with a maturity of three months or less to be cash equivalents.

Concentration of Credit Risk - The Company maintains its cash balances in several financial institutions. The accounts at each institution are insured by the Federal Deposit Insurance Corporation up to $100,000. At December 31, 1995, there were no uninsured balances.

Property and Equipment - Property and equipment is stated at cost and depreciated using the straight-line method over an estimated useful life of 5 years.

Computer Software Costs Relating to Reservation and Payment Systems - The Company capitalizes the external direct costs of materials and services and interest consumed in the development of the Genisys Reservation and Payment Systems (no internal direct costs are anticipated). Such costs will be amortized on a straight-line basis over three years, subject to periodic evaluation for impairment.

Debt Issue Costs - Costs related to the issuance of debt are capitalized.
  Such costs and any related debt discount are amortized over the term of the related debt.

Income Taxes - Deferred tax assets and liabilities are computed annually for temporary differences between the financial statement and tax bases of assets and liabilities that will result in taxable or deductible amounts in the future based on enacted tax laws and rates applicable to the periods in which the temporary differences are expected to affect taxable income. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized.

Fiscal Year - In December 1995, the Board of Directors voted to change the Company's fiscal year to a calendar year, effective December 31, 1995.

Net Income (Loss) Per Common Share - Net income (loss) per common share is based upon the weighted average number of outstanding common shares.
The shares issuable upon the exercise of outstanding warrants and options or upon conversion of outstanding debt have been excluded since the effect would be

                  GENISYS RESERVATION SYSTEMS, INC. AND SUBSIDIARY
                             (Formerly Robotic Lasers, Inc.)
                              (A Development Stage Company)

                       NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


                antidilutive, due to net losses for all periods presented. Fully diluted earnings per share will be reported in future years when certain contingencies (see Note 5) are reasonably possible of occurrence and the effect results in a material dilution of earnings per share.

 New Accounting Pronouncements - Statement of Financial Accounting Standards No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of," requires that certain long-lived assets be reviewed for possible impairment and written down to fair value, if appropriate. The Company will adopt this new pronouncement in 1996 and the impact of adoption is not expected to have a material effect on the Company's financial statements.

Statement of Financial Accounting Standards No. 123, "Accounting for stock Based Compensation," requires companies to measure employee stock compensation plans based on the fair value method of accounting. However, the statement allows the alternative of continued use of Accounting
Principles Board Opinion No. 25, "Accounting for Stock Issued to
Employees," with proforma disclosure of net income and earnings per share determined as if the fair value based method had been applied in measuring compensation cost. The Company has not yet determined if it will adopt this new pronouncement in 1996 or provide only proforma disclosure. The effects of this new pronouncement, if adopted, have not been determined.

Note 2 - Operating and Liquidity Difficulties and Management's Plans to
         Overcome:

The accompanying financial statements of the Company have been presented on the basis that it is a going concern, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company has reported net losses since inception and expects to incur additional operating losses over the next several quarters. The Company has also experienced liquidity difficulties since inception, and in order to continue the development of the Company's reservation and payment system, needs significant additional financing. The Company has financed its operations since inception with the proceeds from the issuance of long-term debt.

Since inception, the operations of the Company have been limited to market research and developing a software and hardware system for computerizing the limousine reservation and payment system. These efforts are at a preliminary stage and will require further technical development within a period of the next twelve months and additional financing before a determination of the system's commercial feasibility can be made. No assurance can be given that the Company's reservation and payment system will achieve commercial feasibility.

                   GENISYS RESERVATION SYSTEMS, INC. AND SUBSIDIARY
                             (Formerly Robotic Lasers, Inc.)
                             (A Development Stage Company)

                        NOTES TO CONSOLIDATED FINANCIAL STATEMENTS





                  The  Company's  working  capital and its capital  requirements will depend upon numerous factors, including, without limitation, the progress of the Company's system development, competition, industry technological advances and the ability of the Company to market its limousine reservation system. The Company will require additional significant financing to complete the system development, cover anticipated losses and sustain operations in 1996 and beyond and, in addition, to satisfy the repayment of long-term debt. There can be no assurance that the financing needed for attaining commercial viability of the Company's reservation and payment system will be obtained. If the Company is unable to raise sufficient capital, it will delay and could prevent the completion of the development of the reservation system.

                  The Company  intends to fund its  operations and other capital needs for the next twelve months substantially from the net proceeds of additional borrowings and a contemplated public offering, but there can be no assurance that the net proceeds of such contemplated offering, if successful, will be sufficient for these purposes. There is also no assurance that such financing will be available, or that it will be available on acceptable terms.

                  Reference  should  be made  to  "Management's  Discussion  and
                Analysis of Financial Condition and Results of Operations" included elsewhere herein for additional information.

                Note 3   -          Notes Payable - Stockholder:

                  In February  1995,  the  Company  signed an  agreement  with a related party pursuant to which the Company borrowed $500,000 as evidenced by a series of Convertible Promissory Notes. In September 1995, the Convertible Promissory Notes were converted into 841,455 shares of the Company's common stock and two Promissory Notes with principal amounts of $475,000 and $25,000, respectively. Simultaneously, 841,455 shares outstanding were contributed back to the Company by its original shareholders. For accounting purposes, such transaction has been treated as a reverse stock split. The common stock issued upon conversion has been recorded based upon its estimated fair value and that of the notes.

                  The $475,000  note is to be repaid in twelve  equal  quarterly installments commencing two years from the date of such note. This note bears interest at nine percent (9%) per annum payable quarterly. The $25,000 promissory note accrues interest at nine percent (9%) per annum (payable quarterly) and is convertible at the sole option of the note holder into a maximum of an additional 30% of shares of common stock of the Company based on the Company achieving certain results of operations as compared to the projected

                   GENISYS RESERVATION SYSTEMS, INC. AND SUBSIDIARY
                            (Formerly Robotic Lasers, Inc.)
                             (A Development Stage Company)

                        NOTES TO CONSOLIDATED FINANCIAL STATEMENTS







                  results of  operations  provided  to the  stockholder.  If the
                Company achieves pre-tax profit of at least 80% of the projected results of operations, there is no conversion option. Unless previously converted, this $25,000 note will be repaid by the Company in twelve equal quarterly installments commencing on April 1, 1998.

                  In December 1995, the Company and this  stockholder  signed an additional loan agreement whereby the stockholder agreed to loan the Company up to an additional $250,000. In December 1995, the stockholder loaned the Company $150,000 and, during the first quarter of 1996, the stockholder loaned the Company an additional $100,000. These additional loans are due 60 days from the date of such loans and accrue interest at nine percent (9%) per annum. The stockholder has the option of converting these additional loans, totaling $250,000 into two 9% term notes ($237,500 and $12,500) and 420,728 shares of common stock of the Company. Such common stock would be recorded based upon its estimated fair value and that of the notes. The $237,500 note would be repaid in 12 equal quarterly installments commencing two (2) years from the date of such note. The $12,500 note would be convertible at the sole option of the holder into a maximum of an additional 15% of the Company's shares of common stock based on the Company's achievement of certain operating results as compared to projected results, as more fully described above for the $25,000 note. Unless previously converted, this $12,500 note will be repaid by the Company in twelve equal quarterly installments commencing on April 1, 1998.


                  Total borrowings from the stockholder are $650,000 at December
                31, 1995 and $750,000 through June 1996. Accrued interest was $28,096 at December 31, 1995 and $60,253 at June 30, 1996. The
                Company has not paid any interest under these loan agreements through June 30, 1996. Therefore, the Company is technically in default on such notes. Accordingly, the notes have been classified as current liabilities in the accompanying consolidated financial statements.

Note 4   -                 Commitments:

                  Leases - In September  1995,  the Company  entered into a sale and lease-back arrangement whereby the Company sold the bulk of its computer hardware and commercially purchased software to a lessor for approximately $170,000 and

                GENISYS RESERVATION SYSTEMS, INC. AND SUBSIDIARY
                          (Formerly Robotic Lasers, Inc.)
                          (A Development Stage Company)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS





agreed to lease back such equipment for initial terms ranging from 24 to 30 months. The obligations under these leases at December 31, 1995 consist of the following:


                                                      Imputed
                                                      Interest
             Description                               Rate

Capital  lease  payable  in  monthly
installments  of $3,945
through   March  1998  and $2,367
through   March   1999,
collateralized by the computer
equipment                                                25.4%       $146,754



Capital  lease  payable  in  monthly
  installments  of $2,105
  through  September  1997 and  $421
  through  September  1998,
 collateralized by the computer equipment

                                                         20.4%         55,572
                                                                    ----------
                                                                      202,326
 Less: Amount representing interest                                    67,568

 Present value of minimum lease payments                              134,758

Less: Current maturities                                               45,012
                                                                    $  89,746


  The obligations under these leases mature as follows:


  Year Ending December 31,

     1996              $  45,012
     1997                 51,565
     1998                 31,370
     1999                  6,811
                       -----------
                        $134,758



The Company leases its administrative facilities under a five-year lease expiring in November 2000. The lease provides for annual rent of $25,500.

                  Rent expense totalled $7,000,  $14,000 and $7,000 for the four months ended December 31, 1995, the year ended August 31, 1995 and the period from March 7, 1994 (date of commencement of development stage activities) to August 31, 1994, respectively.

                  Employment  Agreement - The Company entered into an employment agreement with its President in September 1995. The agreement provides for annual compensation of $75,000 effective October 1996 and $100,000, effective January 1997.

                Note 5    -                 Income Taxes:

                  Deferred  income  taxes  reflect the net effects of  temporary differences between the amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. The principal temporary difference arises from the net operating loss carryforwards and results in a deferred tax asset of approximately $236,000 at December 31, 1995.

                  A valuation  allowance is provided when it is more likely than not that some portion of the deferred tax asset will not be realized. The Company has determined, based on its recurring net losses, lack of a commercially viable product or system and it being a development stage company, that a full valuation allowance is appropriate at December 31, 1995.

                  A reconciliation  of the provision  (benefit) for income taxes computed at the federal statutory rate of 34% and the effective tax rate of income (loss) before income taxes is as follows:


                                        Period Ended             Year Ended
                                         December 31,             August 31,
                                          1995                    1995

 Computed tax benefit on net loss
 at federal statutory rate            $    (99,000)           $  (91,000)

 State income tax benefit, net of
 federal income tax effect                 (17,000)              (16,000)

 Tax effect of net operating
 losses not currently usable               116,000               107,000


 Provision (benefit) for income taxes    $         -           $       -


                  At December 31, 1995, the Company had net operating loss carryforwards of approximately $600,000 expiring through 2010.

                  Current  tax  law  limits  the  use  of  net  operating   loss
                carryforwards after there has been a substantial change in ownership (as defined) during a three year period. Because of the possible future changes in common stock ownership, the use of the Company's net operating loss carryforwards may be subject to an annual limitation. To the extent amounts available under the annual limitation are not used, they may be carried forward for the remainder of 15 years from the year the losses were originally incurred.

                    GENISYS RESERVATION SYSTEMS, INC. AND SUBSIDIARY
                             (Formerly Robotic Lasers, Inc.)
                            (A Development Stage Company)

                     NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

             Note 6    -                 Stockholders' Equity:

                  Preferred Stock - The Company's  Certificate of  Incorporation
                authorizes the issuance of up to 25,000,000 shares of Preferred Stock. None of such Preferred Stock has been designated or issued to date. The Board of Directors is authorized to issue shares of Preferred Stock from time to time in one or more series and to establish and designate any such series and to fix the number of shares and the relative conversion rights, voting rights, terms of redemption and liquidation.

                  Warrants and Options - In August 1995, the Company  granted an option to purchase 25,000 shares of its common stock to an officer, exercisable at $.60 per share through August 2000.

                In connection with the lease described in Note 4, the Company granted to the lessor a warrant to purchase a maximum of 12,721 shares of common stock at an exercise price of $2 per share.

                Note 7   -          Subsequent Events:

                  Recent Sales of Common Stock - During the quarter  ended March
                31, 1996, the Company sold 5,000 shares of its restricted common stock to a former officer and director of the Company for $10,000. In addition, the Company sold, to an unaffiliated private investor, 25,000 shares of its restricted common stock for $50,000.

                  Reverse Stock Split - In July 1996, the Company's stockholders approved and effectuated a one for two reverse stock split. Stock splits have been retroactively reflected in the accompanying consolidated financial statements.

                  Private Offering - Pursuant to a private offering, the Company issued 11.5 units to various unrelated parties in May and June 1996. Each $50,000 unit consists of a $49,000 three-year promissory note (bearing interest at 10% per annum) and a Class A redeemable common stock purchase warrant valued at $1,000 per unit. Each warrant entitles the holder to purchase 25,000 shares of the Company's common stock at $5.75 per share. Gross proceeds of this private offering totalled $575,000.

                  The principal and interest on the  promissory  notes are to be repaid at the earlier of three years from issuance of such notes or 30 days after the closing date of the Company's first underwritten public offering. Each Class A common stock purchase warrant entitles the holder to purchase a share of the Company's common stock at an exercise price of $5.75 per share. The rights represented by this warrant are exercisable commencing 90 days after the effective date of a

                   GENISYS RESERVATION SYSTEMS, INC. AND SUBSIDIARY
                           (Formerly Robotic Lasers, Inc.)
                             (A Development Stage Company)

                          NOTES TO CONSOLIDATED FINANCIAL STATEMENTS





                public offering registration statement until four years thereafter. The terms and conditions of these warrants are subject to adjustment to conform with the warrants to be registered upon the effectiveness of the contemplated registration statement to be filed with the Securities and Exchange Commission. Warrants to purchase 287,500 shares of the Company's common stock are currently outstanding pursuant to this private offering.

                  Convertible  Notes  Payable  - In  April  and June  1996,  the
                Company borrowed a total of $30,000 from two unaffiliated parties. These notes bear interest at 7% per annum, payable on the last day of each calendar quarter, commencing March 31, 1997. The maturity dates are the earlier of January 1, 1998 or upon the consummation of a public offering of the Company's common stock. If the maturity dates of these notes occur prior to January 1, 1998, the notes will be converted into 15,000 shares of the Company's common stock.

         Note 8  -   Event Subsequent to Date of Auditors' Report (Unaudited):

                  In August 1996,  the Company  gave notice to a former  officer that it was cancelling the 333,216 shares of its common stock which had been issued to the former officer in connection with services to be provided at the inception of Travel Link. Such cancellation relates to various claims made by the Company against the former officer and failure to provide services to the Company. The former officer has informed the Company that he will contest any attempt by the Company to cancel his shares. Pending return of the shares, they are considered outstanding for all periods presented herein.

                       GENISYS RESERVATION SYSTEMS, INC. AND SUBSIDIARY
                                  (formerly Robotic Lasers, Inc.)
                                  A Development Stage Enterprise
                                      CONSOLIDATED BALANCE SHEETS


                                                              September 30, 1996                 December
                                                     Proforma          Historical                31, 1995
                                                     (Unaudited)       (Unaudited)


                           ASSETS
CURRENT ASSETS

        Cash and cash equivalents                    $ 76,550          $   76,550                $    22,613
        Prepaid Expenses                               16,122              16,122                        703
                                                     ---------          ----------               --------------
                Total Current Assets                   92,672              92,672                     23,316




PROPERTY & EQUIPMENT, NET OF
     ACCUMULATED DEPRECIATION OF
          $58,424, $58,424 & $17,393                   252,041             252,041                    145,384
                                                       --------            --------                  ---------


OTHER ASSETS

       Computer software costs, less accumulated
            amortization of $31,598, $31,598 & $0     310,402             310,402                    156,997

       Dept issue costs, less accumulated
            amortization of $6,261, $6,261 & $0         50,089              50,089                       --
       Deposits and Other                               28,787              28,787                     26,988
                                                     ---------         -----------               ------------
                                                       389,278             389,278                    183,985
                                                     --------          ----------                -----------

                                                     $ 733,991           $ 733,991                 $  352,685
                                                      =========          ---------                 ----------



                            LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIENCY)

LIABILITIES:

      Notes Payable - Stockholder, less
          unamortized debt discount of $16,173,
              $9,470 & $12,426                        $733,827          $ 740,530                 $  637,574
      Accounts Payable and accrued expenses            269,320            269,320                      98,012
      Current portion of obligation under computer
          equipment lease                                59,952             59,952                     45,012
      Accrued interest payable - stockholder             95,461             95,461                     28,096
      Accrued consulting fees - officer                  49,500             49,500                       ---
      Loans and advances from related parties            56,507             56,507                     19,126
      Payroll taxes payable                                 ---                 ---                    10,000
                                                     ---------------   ---------------            -----------
                Total current liabilities              1,264,567         1,271,270                    837,820


Long-term portion of obligation under

    computer equipment lease                              66,601            66,601                     89,746
10% Promissory Notes payable                             563,500           563,500                        ---
Convertible notes payable                                 30,000            30,000                       ---
                                                       -----------       -----------                ----------
                                                        1,924,668         1,931,371                     927,566
                                                      ---------         ---------                 -----------


STOCKHOLDERS' EQUITY (DEFICIENCY):
Preferred Stock, $.0001 Par Value: 25,000,000
    Shares Authorized; None Outstanding
Common Stock, $.0001 Par Value; 75,000,000

     Shares Authorized;3,255,594 (proforma),
         2,834,866 and 2,804,866 Shares



         Issued and Outstanding                              326               283                       280
Additional paid in Capital                               137,346           130,686                     18,639
Deficit Accumulated During the Developmental Stage    (1,328,349)       (1,328,349)                 ( 593,800)
                                                      -----------       -----------                 ---------
                                                      (1,190,677)       (1,197,380)                 ( 574,881)
                                                      -----------        ----------                 ---------

                                                     $  733,991        $  733,991                 $ 352,685
                                                     ==========        ==========                 =========


                                      See Accompanying Notes to Financial Statements


                GENISYS RESERVATION SYSTEMS, INC. AND SUBSIDIARY
                          (formerly Robotic Lasers, Inc.)
                        ( A development Stage Enterprise)
                       CONSOLIDATED STATEMENTS OF OPERATIONS
                           DURING THE DEVELOPMENT STAGE
                                   (unaudited)


                                                                                                                      March 7, 1994
                                                                                                                      (Commencement

                                                                                                                     of Development
                                     Nine Months     Nine Months   Three Months      Three Months
                                                                                                                  Stage Activities)

                                        Ended         Ended         Ended              Ended
                                                                                                                       Through

                                   Sept 30, 1996   Sept 30, 1995    Sept 30, 1996     Sept 30, 1995                  Sept 30, 1996




REVENUES AND EXPENSES DURING
      THE DEVELOPMENT STAGE
           Revenue                  $ --              $  --            $  --             $  --                       $      --
           Expenses -

General and Administrative          561,808           233,695         181,880           105,384                      1,100,299
Depreciation and Amortization        82,026             4,876          36,817             4,495                        100,813
Interest Expense, net                90,715            14,222          42,222             8,112                        127,237
                                    734,549           252,793         260,919           117,991                      1,328,349


NET (LOSS) INCURRED DURING

 THE DEVELOPMENT STAGE            ($734,549)       ($ 252,793)      ($260,919)         ($117,991)                  ($1,328,349)


NET (LOSS) INCURRED

PER COMMON SHARE                   ($  .26)         ($  .15 )      ($  .09)               ($ .06)                    ($  .62)


WEIGHTED AVERAGE NUMBER OF

COMMON SHARES OUTSTANDING        2,828,625        1,737,377       2,834,866            1,844,509                    2,142,588


      See Accompanying Notes to Financial Statements


                           GENISYS RESERVATION SYSTEMS, INC. AND SUBSIDIARY
                                              (formerly Robotic Lasers, Inc.)
                                             (A Development Stage Enterprise)
                              CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY
                                                        (Unaudited)



                                                                                                                        Deficit
                                                                                                                   Accumulated



                                                                                                 Additional          During The
                                                                 Common Stock                     Paid-In          Development
                                            Total             Shares                Value         Capital                 Stage



BALANCE - DECEMBER 31, 1995                 ($574,881)        2,804,866         $280             $  18,639          ($593,800)


PROCEEDS FROM ISSUANCE
     OF COMMON STOCK                           60,000            30,000             3              59,997


PROCEEDS FROM ISSUANCE
     OF WARRANTS, LESS RELATED
          COSTS OF $1,150                      10,350                                              10,350

CONTRIBUTION OF CAPITAL
     BY STOCKHOLDER/OFFICER                    41,700                                              41,700

NET (LOSS) FOR THE
NINE MONTHS ENDED
SEPTEMBER 30, 1996                          ( 734,549)              --             --                  --            ( 734,549)
                                             --------         ----------------  --------         --------------       --------


BALANCE - SEPTEMBER 30, 1996              ($1,197,380)         2,834,866         $283             $130,686         ($1,328,349)





                             See Accompanying Notes to Financial Statements





                             GENISYS RESERVATION SYSTEMS, INC. AND SUBSIDIARY
                                              (formerly Robotic Lasers, Inc.)
                                             (A Development Stage Enterprise)
                                           CONSOLIDATED STATEMENT OF CASH FLOWS
                                                        (unaudited)

                                                                 March 7, 1994

                                                                                                 (Commencement
                                                                                                 of Development
                                                                                                 Stage Activities)
                                                     Nine Months Ended      Nine Months Ended    Through
                                                        September 30,         September 30,      September 30,

                                                              1996               1995                  1996


CASH FLOWS FROM OPERATING ACTIVITIES

     Net (Loss)                                            ($734,549)       (  $252,793      )     ( $1,328,349)
    Adjustment to Reconcile Net (Loss) to Cash

        Flows from Operating Activities:

   Depreciation and Amortization                              82,026             4,876               100,813
          Common Stock issued for services rendered             --               9,600                19,600

          Changes in operating assets and liabilities:

              Other Assets                                   ( 1,979)           ( 2,000)              (29,381)
              Accounts Payable and Accrued Expenses          210,808            (21,357)              304,733
              Prepaid Expenses                              ( 15,419)           ( 1,867)              (16,122)
               Accrued Interest Payable                       67,365             15,938                95,461
                                                            ---------          --------------    ---------------


NET CASH FLOWS FROM

     OPERATING ACTIVITIES                                  ( 391,748)           (247,603)             (853,245)
                                                           --------------       -------------    ---------------


CASH FLOWS FROM INVESTING ACTIVITIES

     Acquisition of Equipment                             (  332,691)           (241,255)             (652,465)
                                                         ---------------        -------------         --------------



CASH FLOWS FROM FINANCING ACTIVITIES

     Proceeds from Issuance of Notes Payable                100,000              500,000                 750,000
     Payments under Computer Equipment Lease          (      33,322)                --                   (43,046)
     Proceeds from sale and  lease-back                      25,117                 --                   169,599
     Proceeds from Issuance of Common Stock                  60,000                 --                    60,000
     Advances from related parties                           37,381                 --                    56,507
     Contribution of capital - stockholder/officer           41,700                 --                    41,700
     Proceeds from issuance of 10% Promissory
         Notes Payable and Related Warrants                 575,000                 --                   575,000
     Costs paid upon issuance of Promissory
         Notes and Warrants                               (  57,500)                --                   (57,500)
     Proceeds from issuance of

         Convertible Notes Payable                            30,000                --                    30,000
                                                     ----------------             ------------------------------

NET CASH FLOWS FROM

     FINANCING ACTIVITIES                                    778,376             500,000                1,582,260
                                                          --------------        ------------         -------------

NET INCREASE IN CASH                                          53,937             11,142                    76,550


CASH - BEGINNING OF PERIOD                                    22,613                  5                      --
                                                          ---------------       -----------------------------


CASH - END OF PERIOD                                        $ 76,550            $11,147                   $ 76,550



SUPPLEMENTAL CASH FLOW INFORMATION

     Interest paid                                          $  24,170           $ --                      $ 32,596
                                                               ===============  ===============================

     Net liabilities assumed
         in reverse acquisition                         $        --             $ --                      $ 14,087
                                                        =====================   ===============================

                                      See Accompanying Notes to Financial Statements

                        GENISYS RESERVATION SYSTEMS, INC. AND SUBSIDIARY
                                 (formerly Robotic Lasers, Inc.)
                                (A Development Stage Enterprise)
                             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                          (unaudited)

Note 1            Basis of Presentation


                  The consolidated balance sheet at December 31, 1995, has been derived from the audited consolidated balance sheet and is presented for comparative purposes. All other financial statements are unaudited. In the opinion of management, all adjustments which include only normal recurring adjustments necessary to present fairly the financial position, results of operations and cash flows of all periods presented have been made. The results of operations for interim periods are not necessarily indicative of the operating results for the full year.

                  Footnote disclosures normally included in financial statements prepared in accordance with the generally accepted accounting principles have been omitted in accordance with the published rules and regulations of the Securities and Exchange Commission. These consolidated financial statements should be read in conjunction with the audited financial statements and notes thereto for the most recent fiscal year.


Note 2            Activities of the Company

                  The Company is in the development stage and has not yet generated any revenues from operations. The Company's funds have been provided from Loeb Holding Corporation, LTI Ventures Leasing Corporation, and from certain private offerings.


                  As reflected in the accompanying consolidated financial statements, the Company has incurred net losses of $1,328,349 since inception, and at September 30, 1996, had a working capital deficiency of $1,178,598 (proforma deficiency - $1,171,895). These factors, among others, indicate that if the Company is unable to secure additional financing, it may be unable to continue in existence. The accompanying financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might be necessary should the Company be unable to continue in existence.

Note 3            Notes Payable - Stockholder
                  ---------------------------

                  In February 1995, the Company signed an agreement with Loeb Holding Corporation, as escrow agent (Loeb), pursuant to which the Company borrowed $500,000 as evidenced by a series of Convertible Promissory Notes. In September 1995, the Convertible Promissory Notes were converted into 841,455 shares of the Company's common stock and two Promissory Notes with principal amounts of $475,000 and $25,000, respectively. Simultaneously, 841,455 shares outstanding were contributed back to the Company by its original shareholders. For accounting purposes, such transaction has been treated as a reverse stock split. The common stock issued upon conversion has been recorded based upon its estimated fair value and that of the notes.

                  The principal amount of the $475,000 note is to be repaid in 12 equal quarterly payments commencing two (2) years from the date of said note. Prepayments may be made at any time without penalty. Interest is accrued at the rate of nine percent (9%) per annum and interest payments are to be made quarterly at the end of each calendar quarter, or at such earlier date that this Note becomes due and payable as a result of acceleration, prepayment or as otherwise provided therein. Interest shall begin to run from the date that the monies are or were advanced to the Maker. On March 31, 1996, all interest accrued through that date was calculated and was to be paid in four equal installments on March 31, 1996, June 30, 1996, September 30, 1996 and December 31, 1996. In addition, the first quarterly interest payment was to be made on March 31, 1996, for interest due for the first quarter of 1996, and quarterly interest payments shall be made thereafter on March 31st, June 30th, September 30th and December 31st of each year.

                  The Promissory Note for $25,000 accrues interest at the rate of nine percent (9%) per annum payable quarterly and is convertible at the sole option of the holder into a maximum of an additional 30% of the common shares of the Company determined by a sliding scale based on the audited pretax profits of the Company during the second and third years of operations of the Company on a sliding scale based upon the Company achieving between 50% and 80% of the projections provided to Loeb. (Example: If the Company achieves 80% or better of projection, no conversion; if the Company achieves 50% or less of projection, conversion into 30% of the Company; if the Company achieves between 50% and 80% of projection, the note is convertible into the pro-rata portion of 30% of the Company, i.e., 70% achievement equals one-third of the 30% of the Company). Unless previously converted, the principal amount of this note shall be repaid by the Company in twelve (12) equal quarterly installments, the first principal payment to be made on April 1, 1998.


                  In December 1995, the Company and Loeb signed an additional loan agreement whereby Loeb agreed to loan the Company up to an additional $250,000. On December 1, 1995, Loeb loaned the Company the sum of $50,000 due in 60 days together with interest of 9% to be used as working capital. Additionally on December 4, 1995, January 16, 1996, February 23, 1996, and March 12, 1996, Loeb loaned the Company the sums of $100,000, $50,000, $25,000 and $25,000 respectively. Each of these additional loans were due in 60 days from the date of each agreement and accrued interest at 9% per annum.

                  In November 1996, Loeb converted the additional loans into two term Promissory Notes, one in the principal amount of $237,500 and the other in the principal amount of $12,500. In consideration for the conversion of the loans into the two term Promissory Notes, Loeb received 420,728 shares of Common Stock of the Company. The accompanying proforma balance sheet at September 30, 1996, reflects the effect of this debt conversion, the related issuance of common stock and corresponding charge ($6,703) to unamortized debt discount.


                  The principal amount of the $237,500 note is to be repaid in 12 equal quarterly payments commencing two (2) years from the date of said note. Prepayments may be made at any time without penalty. Interest is accrued at a rate of nine percent (9%) per annum and interest payments are to be made quarterly at the end of each calendar quarter, or at such earlier date that the Note becomes due and payable as a result of acceleration, prepayment or as otherwise provided therein. Interest shall begin to run from the date that the monies are or were advanced to the Maker.


                  The Promissory Note for $12,500 accrues interest at the rate of nine percent (9%) per annum payable quarterly and is convertible at the sole option of the holder into a maximum of an additional 15% of the common shares of the Company determined by a sliding scale based on the audited pretax profits of the Company during the second and third years of operations of the Company on a sliding scale based upon the Company achieving between 50% and 80% of the projections provided to Loeb. (Example: If the Company achieves 80% or better of projection, no conversion; if the Company achieves 50% or less of projection, conversion into 15% of the Company; if the Company achieves between 50% and 80% of projection, the note is convertible into the pro-rata portion of 15% of the Company, i.e., 70% achievement equals one-third of the 15% of the Company). Unless previously converted, the principal amount of this note shall be repaid by the Company in twelve (12) equal quarterly installments, the first principal payment to be made on April 1, 1998.

                  There was no cash paid for interest for the nine months ended September 30, 1996. As of the date of this report, no cash has been paid to Loeb for interest and the Company is technically in default on the Loeb Notes. Accordingly, such notes payable are classified as current liabilities in the accompanying financial statements.

Note 4            Computer Equipment Lease


                  On September 30, 1995, the Company entered into a sale and lease-back arrangement with LTI Ventures Leasing Corp. (LTI) whereby the Company sold the bulk of its computer hardware and commercially purchased software to LTI. In consideration of the sale, the Company received a total of $169,599 and agreed to lease back the hardware and software for initial terms ranging from 24 to 30 months at a monthly rental totaling $7,039. As a consideration for entering into the aforementioned agreement with the Company, LTI was granted a 5-year warrant to purchase a maximum of 12,721 shares of Common Stock of the Company for cash at a price of $2.00 per share.


Note 5            10% Promissory Notes Payable
                  ----------------------------

                  Pursuant to a private offering, the Company issued 11.5 units to various unaffiliated third parties in May and June 1996. Each $50,000 unit consists of a $49,000 three year promissory note bearing interest at 10% per annum and a Class A redeemable common stock purchase warrant valued at $1,000 per unit. Costs paid in connection with the issuance of these units totaled $57,500.


                  The principal and interest on the promissory notes are to be repaid the earlier of three years from issuance or thirty days after the closing date of the first underwritten public offering of the Company's securities.


                  Each Class A common stock purchase warrant entitles the holder to purchase up to 25,000 shares of the Company's common stock at an exercise price of $5.75 per share. The rights represented by this warrant are exercisable commencing 90 days after the effective date of the public offering registration statement until four years thereafter. The terms and conditions of these warrants are subject to adjustment to conform with the warrants to be registered upon effectiveness of the registration statement filed with the Securities and Exchange Commission. At September 30, 1996, warrants to purchase 287,500 shares of the Company's common stock are outstanding, pursuant to this offering.


Note 6            Convertible Notes Payable


                  In April and June 1996, the Company borrowed a total of $30,000 from two unaffiliated third parties. The maturity date is the earlier of January 1, 1998, or the consummation of a public offering of the Company's common stock. These notes bear interest at a rate of 7% per annum, payable on the last day of each calendar quarter of each year, commencing March 31, 1997, to the maturity date. If the maturity date of these notes shall occur prior to January 1, 1998, in lieu of the $30,000 payment of the principal amount due, the principal amount due shall be converted into 15,000 fully paid and non-assessable shares of common stock of the Company.

Note 7            Stockholders' Equity


                  Stock Split - At the annual meeting, stockholders approved an amendment to the Company's Certificate of Incorporation effecting a 2 for 1 reverse stock split of the outstanding shares of Common Stock of the Company as of the record date (June 25, 1996) from 5,669,731 shares to 2,834,866 shares. The accompanying financial statements give retroactive effect to the stock split.


                  Common Stock - In August 1996, the Company gave notice to Steven E. Pollan that it was canceling the 333,216 shares of its Common Stock which had been issued to him for services to be provided to the Company. The reason for such cancellation related to various claims made by the Company against Mr. Pollan as a result of the failure to provide services to the Company. Mr. Pollan has informed the Company that he intends to legally contest any attempt by the Company to cancel his shares. Pending return of the shares, they will be considered outstanding for all periods presented.

                  Contribution to Capital - During the quarter ended September 30, 1996, in order to raise additional working capital for the Company, Joseph Cutrona, President of the Company, sold a total of 26,100 shares of restricted common stock of the Company owned by him, to sixteen unaffiliated third parties at prices ranging from $2.00 to $2.50 per share for total proceeds of $53,700. During the quarter ended September 30, 1996, Mr. Cutrona remitted $41,700 of these proceeds in the form of a capital contribution. Subsequent to September 30, 1996, Mr. Cutrona remitted $12,000, which represents the balance of the proceeds from the sale of this stock, to the Company in the form of an additional capital contribution. In October, November and December 1996, Mr. Cutrona sold an additional 11,500 shares of restricted common stock of the Company owned by him to 3 unaffiliated third parties at a price of $2.00 per share for total proceeds of $23,000 which Mr. Cutrona remitted to the Company in the form of an additional capital contribution. Mr. Mark Kenny formerly Executive Vice President of the Company, has agreed to use his own shares of restricted common stock of the Company to reimburse Mr. Cutrona for one-half of the number of shares sold by Mr. Cutrona.

Note 8            Subsequent Events

                  Long-Term Debt - During November and December 1996, the Company and Loeb Holding Corporation signed four 18 month Promissory Notes whereby Loeb Holding Corporation loaned the Company the sums of $75,000, $30,000, $10,000 and $95,000 (Total $210,000). The Promissory Notes which bear interest at 10%, mature on May 11, 1998, May 25, 1998, June 2, 1998 and June 9, 1998.

                  Sale of Common Stock - In November 1996, the Company sold 25,000 shares of the Company's restricted common stock to an unaffiliated party for $50,000.

                  Consulting Agreement - In October 1996, the Company executed a consulting agreement to develop software to operate the Genisys Payment system for a total price of $218,000 of which $109,000 would be paid in cash and $109,000 in shares of the Company's common stock at an estimated fair value of $3.75/share. The shares are to be transferred by two stockholders and, accordingly, will be considered a contribution to capital. The stockholders may obtain one-sixth of the shares contributed if certain events occur upon each of six specified dates.

               Notes Payable - Stockholder - In January 1997, the Company and Loeb agreed to change the conversion privilege under both the $25,000 and $12,500 Promissory Notes. The Notes are now convertible at the sole option of the holder into 266,667 and 133,333 common shares of the Company, respectively.

No  dealer,  salesperson  or  other  person  has  been  authorized  to give  any information or to make any representations in connection with this Offering other than those contained in this Prospectus and, if given or made, such information or representations must not be relied on as having been
authorized by the Company.  This
Prospectus does not constitute an offer
to sell or a solicitation of
an offer to buy any security other than
the securities offered by this
Prospectus, or an offer or solicitation
of an offer to buy any securities by any
person in any jurisdiction in which such
offer or solicitation is not authorized
or is unlawful.  The delivery of this
Prospectus shall not, under any circum
stances, create any implication that the
information herein is correct as of any
time subsequent to the date of this
Prospectus.
----------------------------
 TABLE OF CONTENTS             Page

Available Information
Prospectus Summary                                900,000 Shares Of Common Stock
Risk Factors                                     1,500,000 Class A Redeemable
Use of Proceeds                                                Warrants
Capitalization                                    900,000 Class B Redeemable
Dilution                                                       Warrants
Dividend Policy
Management's Discussion                                R.D. WHITE & CO., INC.
 and Analysis of
 Financial Condition
 and Results of
Operations
Business
Management
Certain Transactions
Principal Stockholder
Selling Stockholders
Description of Securities
Underwriting
Concurrent Sales by
 Selling Stockholders
Legal Matters
Experts
Financial Statements

Until _________, 1997 (25 days after the date of this Prospectus), all dealers effecting transactions in the Debentures, whether or not participating in the distribution, may be required to deliver a Prospectus. This is in addition to the obligation of dealers to deliver a Prospectus when acting as underwriters and with regard to their unsold allotments or subscription.

                             Alternate Cover Page - The Offering

                            SUBJECT TO COMPLETION, DATED JANUARY 22, 1997
PROSPECTUS

                             287,500 Class A Redeemable Warrants and
                      287,500 Shares of Common Stock Underlying such Warrants

                                     GENISYS RESERVATION SYSTEMS, INC.

         This Prospectus relates to the offering of 287,500 Class A Redeemable Warrants and 287,500 shares of common stock ("Common Stock"), par value $.0001 per share, of Genisys Reservation Systems, Inc. a New Jersey corporation (the "Company") issuable upon exercise of Class A Redeemable Warrants issued in a private placement. The securities offered hereby may not be transferred for eighteen (18) months from the date hereof, subject to earlier release at the sole discretion of R.D. White & Co., Inc. which is acting as the underwriter in connection with a public offering of the Company's securities (the "Underwriter"). The certificates evidencing such securities include a legend with such restrictions. The Underwriter may release the securities held by the Selling Stockholder at any time.


         The Securities offered by this Prospectus may be sold from time to time by the Selling Stockholders, or by their transferees. No underwriting arrangements have been entered into by the Selling Stockholders. The distribution of the securities by the Selling Stockholders may be effected in one or more transactions that may take place on the over-the-counter market including ordinary broker's transactions, privately-negotiated transactions or through sales to one or more dealers for resale of such shares as principals at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. Usual and customary or specifically negotiated brokerage fees or commissions may be paid by the Selling Stockholders in connection with sales of such securities. Transfers of the securities may also be made pursuant to applicable exemptions under the Securities Act of 1933 (the "Securities Act") including but not limited to sales under Rule 144 under the Securities Act.

         The Selling Stockholders and intermediaries through whom such securities may be sold may be deemed "underwriters" within the meaning of the Securities Act with respect to the securities offered, and any profits realized or commissions received may be deemed underwriting compensation. The Company has agreed to indemnify the Selling Stockholders against certain liabilities, including liabilities under the Securities Act.


         On the date hereof, the Company commenced pursuant to the Registration Statement of which this Prospectus is a part of a public offering of 900,000 shares of Common Stock, 1,500,000 Class A Redeemable Warrants, and 900,000 Class B Redeemable Warrants. See "Concurrent Sales."


         The Company will not receive any of the proceeds from the sale of the securities by the Selling Stockholders, but will receive proceeds from the options covered by such shares. All costs in incurred in the registration of the securities of the Selling Stockholders are being borne by the Company. See "Selling Stockholders."

         The Company intends to furnish its security holders with annual reports containing audited financial statements and the audit report of the independent certified public accountants and such interim reports as it deems appropriate or as may be required by law. The Company's fiscal year ends December 31.


         AN INVESTMENT IN THE SECURITIES OFFERED HEREBY INVOLVES A HIGH DEGREE OF RISK AND IMMEDIATE SUBSTANTIAL DILUTION OF THE BOOK VALUE OF THE COMMON STOCK AND SHOULD BE CONSIDERED ONLY BY PERSONS WHO CAN AFFORD THE LOSS OF THEIR ENTIRE INVESTMENT. SEE "RISK FACTORS", WHICH BEGINS ON PAGE , AND "DILUTION" page .

         THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS, ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                                    ----------------------------
                           The date of this Prospectus ______ __ , 1997

                                                            The Offering

Securities Offered by

SellingStockholders.............287,500 Class A Redeemable Warrants
                     and 287,500 Shares Issuable

                                upon exercise of outstanding
                                Class A Redeemable Warrants
Securities Outstanding
Prior to the Company's
Offering:

 Common Stock(3)..............  4,195,594 Shares
 Series A Warrants............  1,787,500 Warrants
 Series B Warrants............  900,000 Warrants


Securites Outstanding
After the Company's
Offering:

Common Stock(1)(3)............  4,483,094 Shares
Series A Warrants(2)..........  1,500,000 Warrants
Series B Warrants(2)..........  900,000 Warrants

Use of Net Proceeds...........  See "Use of Proceeds"
Proposed Symbol(4)

    Common Stock.................GENS
    Class A Warrants..... .......GENSW
    Class B Warrants.............GENSZ

------------------------------

(1) Does not include: (a) 2,400,000 shares of Common Stock issuable upon exercise of the Class A and Class B Warrants; (b) 135,000 shares of Common Stock issuable upon exercise of the Over-Allotment Option and 360,000 shares of Common Stock issuable upon the exercise of the Redeemable Warrants contained therein. See "Description of Securities," "Principal Stockholders," and "Underwriting."

(2) Does not include the issuance of 360,000 Redeemable Warrants issuable upon exercise of the Over-Allotment Option. See "Underwriting" and

         "Description of Securities."


(3) Includes 15,000 shares of Common Stock issuable upon the conversion of two promissory notes at the completion of this Offering in the principal amounts of $20,000 and $10,000 respectively (the "Convertible Notes").


(4) The Shares of Common Stock and the Class A Redeemable Warrants and Class B Redeemable Warrants are expected to be listed for quotation on NASDAQ under the symbols: "GENS", "GENSW" and "GENSZ", respectively. There can be no assurance given that the Company will be able to satisfy on a continuing basis the requirements for quotation of such securities on NASDAQ. See "Risk Factors" and "Market for the Company's Securities and Other Related Stockholder Matters."

    No dealer, salesperson or other person has been authorized to give any information or to make any representations in connection with this Offering other than those contained in this Prospectus and, if given or made, such information or representations must not be relied on as having been authorized by the Company. This
    Prospectus does not constitute an

    offer to sell or a solicitation of
    an offer to buy any security other
    than the securities offered by this
    Prospectus, or an offer or solicita
    tion of an offer to buy any securities
    by any person in any jurisdiction in
    which such offer or solicitation is
    not authorized or is unlawful.  The
    delivery of this Prospectus shall not,
    under any circumstances, create any
    implication that the information
    herein is correct as of any time
    subsequent to the date of this
    Prospectus.
    ____________________________                      287,500 Class A Warrants
     TABLE OF CONTENTS             Page                                     and

                                                              287,500 Shares Of
    Available Information                                 Common Stock Issuable
    Prospectus Summary                                       upon exercise of
    Risk Factors                                          outstanding Class A
    Use of Proceeds                                             Warrants
    Capitalization
    Dilution
    Dividend Policy
    Management's Discussion
     and Analysis of
     Financial Condition
     and Results of
    Operations
    Business
    Management
    Certain Transactions
    Principal Stockholder
    Selling Stockholders
    Description of Securities
    Underwriting
    Concurrent Sales by
     Selling Stockholders
    Legal Matters
    Experts
    Financial Statements


    Until _________, 1997 (25 days after the date of this Prospectus), all dealers effecting transactions in the Debentures, whether or not participating in the distribution, may be required to deliver a Prospectus. This is in addition to the obligation of dealers to deliver a Prospectus when acting as underwriters and with regard to their unsold allotments or subscription.

                                                      PART II

                                      Information Not Required in Prospectus

    ITEM 24.     Indemnification of Officers and Directors


         The Company's Certificate of Incorporation provides in Article Fourth that no Director of this Corporation shall be liable to the Corporation or any of its shareholders for damages for breach of any duty owed to the Corporation or its shareholders except for liability for any breach of duty based upon an act or omission (i) in breach of such person's duty of loyalty to the Corporation or its shareholders, (ii) not in good faith or involving a knowing violation of law, or (iii) resulting in receipt by such person of an improper personal benefit.


    ITEM 25.     Other Expenses of Issuance and Distribution

         The expenses payable by Registrant in connection with the issuance and distribution of the securities being registered (other than underwriting discounts and commissions, non-accountable expenses of $132,600 ($152,484 if the over-allotment option is exercised) are estimated as follows:


    Securities and Exchange Commission Fees...............$  8,026.86
    NASDAQ Stock Market listing fee........................$

    10,000.00
    Transfer/Warrant Agent's fee and expenses..............$
    3,500.00
    NASD filing fee.......................................$    934.00
    Accounting fees and expenses..........................$ 35,000.00
    Blue Sky fees and expenses............................$ 30,000.00
    Tombstone Advertisement...............................$ 10,000.00
    Printing Expenses (including Securities)...............$
    40,000.00

    Legal fees............................................$ 90,000.00
    Miscellaneous.........................................$  7,539.14


         Total............................................$235,000


    ITEM 26.     Recent Sales of Unregistered Securities

         During February 1995, the Company issued 45,765 shares of its Common Stock in repayment of certain liabilities totaling $251,702. Those liabilities included notes payable to Saddle Brook Investors of $149,633, a note payable plus accrued interest to a director of $34,273 and certain accounts payable of $67,796.

         In February 1995, Loeb Holding Corporation, as escrow agent ("Loeb"), for Warren D. Bagatelle, HSB Capital, trusts for the benefit of families of two principals of Loeb and three unaffiliated individuals, agreed to loan the Company $500,000 evidenced by a series of Convertible Promissory Notes. In September 1995, Loeb converted the Convertible Promissory Notes into 841,455 common shares of the Company and two Term Promissory Notes, one in the principal amount of $475,000 and the other in the principal amount of $25,000.

         The principal amount of the $475,000 note is to be repaid in twelve equal quarterly payments commencing two (2) years from the date of said note. Prepayments may be made at any time without penalty. Interest is accrued at a rate of 9% per annum and interest payments are to made quarterly at the end of each calendar quarter, or at such earlier date that the Note becomes due and payable as a result of acceleration, prepayment or as otherwise provided therein. Interest began to run from the date that the monies were advanced to the Company.

         The Promissory Note for $25,000 and the Note for $12,500 have been modified. Each Note provides for accrued interest at the rate of 9% per annum payable quarterly and unless previously converted the principal amount of each note is to be repaid in twelve equal quarterly installments, commencing April 1, 1998, or on such earlier date as the Notes provide. The Notes are convertible at the sole option of the holder into an aggregate of 400,000 common shares of the Company.


         During March 1995, John H. Wasko, then President of the Company, upon exercise of his own option, acquired 70,520 shares of the Common Stock of the Company at an exercise price of $0.02145 per share.

         During the quarter ended March 31, 1996, the Company sold 5,000 shares of the Company`s restricted Common Stock to a former officer and the director of the Company for $10,000. During the same period, the Company sold 25,000 shares of the Company's restricted Common Stock to an unaffiliated party for $50,000.

         On August 11, 1995, Robotic Lasers acquired Corporate Travel Link, Inc., by issuing 1,682,924 shares of restricted new Common Stock of the Company in exchange for the shares of the common stock of Corporate Travel Link owned by Joseph Cutrona, Mark A. Kenny and Steven E. Pollan, which represented all the issued and outstanding shares of common stock of Corporate Travel Link.

         In August 1994 Joseph Cutrona and Mark Kenny each received 666,433 shares of common stock in the Company for contributed services to be provided to the Company.

         In August 1995 the Company granted Mr. Wasko a 5 year option to purchase 25,000 shares of the Company's common stock at a price of $0.60 per share and a 5-year option to purchase 35,000 shares of the Company's common stock at a price of $2.00 per share granted to Mr. Wasko by the Company on November 1, 1996.

         During December, 1995, Loeb agreed to loan the Company $250,000 evidenced by a series of Convertible Promissory Notes. In November, 1996, Loeb converted the Convertible Promissory Notes into two Term Promissory Notes, one in the principal amount of $237,500 and the other in the principal amount of $12,500 plus 420,728 shares of Common Stock of the Company, of which 420,000 shares are owned by four unaffiliated parties.

         In May, 1996, Pursuant to a private offering, the Company issued 11.5 units to sixteen unaffiliated third parties in May and June 1996. The Underwriter acted as placement agent for the private placement. Each $50,000 unit consists of a $49,000 promissory note and a Class A redeemable Common Stock purchase Warrant valued at $1,000 per unit. Each warrant entitles the holder to purchase 25,000 shares of the Company's common stock at $5.75 per share. Total proceeds received from this offering was $575,000 and warrants to purchase 287,500 shares of the Company's common stock were issued. The
    Underwriter was paid a fee of $57,500 in connection with the private placement.

         Neither the Company nor any person acting on its behalf offered or sold the securities described above by means of any form of general solicitation or general advertising. Each purchaser represented in writing that he acquired the securities for his own account. A legend was placed on the certificate stating that the restrictions on their transferability and sale. Each purchaser signed a written agreement that the securities will not be sold without registration under the Act or exemption therefrom. The Registrant believes such issuances are exempt transactions not involving a public offering under Section 4(2) of the Securities Act of 1933, as amended.


         During the quarter ended September 30, 1996, in order to raise additional working capital for the Company, Joseph Cutrona, President of the Company, sold a total of 26,100 shares of restricted common stock of the Company owned by him, to sixteen unaffiliated third parties at prices ranging from $2.00 to $2.50 per share for total proceeds of $53,700. During the quarter ended September 30, 1996, Mr. Cutrona remitted $41,700 of these proceeds to the Company in the form of a capital contribution. Subsequent to September 30, 1996, Mr. Cutrona remitted $12,000, which represents the balance of the proceeds from the sale of this stock, to Company in the form of an additional capital contribution. In October, November and December 1996, Mr. Cutrona sold an additional 11,500 shares of restricted common stock of the Company owned by him to 3 unaffiliated third parties at a price of $2.00 per share for total proceeds of $23,000 which Mr. Cutrona remitted to the Company in the form of an additional capital contribution. Mr. Mark Kenny formerly Executive Vice President of the Company, has agreed to use his own shares of restricted common stock of the Company to reimburse Mr. Cutrona for one-half of the number of shares sold by Mr. Cutrona.

         In November, 1996, the Company sold 25,000 shares of the Company`s restricted common stock to an unaffiliated party for $50,000.

         During  November  and  December  1996,  the  Company  and Loeb  Holding
    Corporation signed four 18 month Promissory Notes whereby Loeb Holding Corporation loaned the Company the sums of $75,000, $30,000, $10,000 and $95,000 (total of $210,000). The Promissory Notes which bear interest at 10%, mature on May 11, 1998, May 25, 1998, June 2, 1998 and June 9, 1998.

    ITEM 27.     Exhibits and Financial Statement Schedules

         (a)      Exhibits


                   1.1              * Form of Underwriting Agreement


                   1.2              * Selected Dealer Agreement

                   3.1              Registrant's Articles of Incorporation

                   3.2              Registrant's By-Laws


                   4.1              *  Form of Common Stock Certificate

                   4.2 * Redeemable Warrant Agreement with Form of Class A and Class B Warrant and Warrant Agreement

                   4.3              * Form of Representative's Unit Purchase
                                    Option


                   5.               * Opinion of McLaughlin & Stern, LLP

                  10.1 Employment Agreement dated October 17, 1996 between Registrant and Joseph Cutrona.

                  10.2 Consulting Agreement dated October 18, 1996 between the Registrant and Mark A. Kenny.


                  10.3 Employment Agreeement dated October 17, 1996 between Registrant and John H. Wasko.


                  10.4 Copy of lease dated November 1, 1995 between Unicom and Corporate Travel Link, Inc.

                  10.5 Copy of Agreement dated June 22, 1995 between American Airlines, Inc., and Corporate Travel Link, Inc., relating to Sabre Extension Program - Associate Distribution and Services Agreement.

                  10.6 Copy of Agreement dated June 30, 1995 between American Airlines, Inc. and Corporate Travel Link, Inc., relating to Associate Sabre Equipment Lease Agreement.

                  10.7 Copy of Agreement dated June 30, 1995 between American Airlines, Inc., and Corporate Travel Link, Inc. - non-standard system amendment to Corporate Sabre Equipment Lease Agreement.

                  10.8 Copy of Script Consulting Agreement dated June 21, 1995 between Worldspan, LP and Corporate Travel Link, Inc.

                  10.9 Copy of Script Services agreement dated June 21, 1995 between Worldspan, LP and Corporate Travel Link, Inc.

                  10.10 Copy of Galileo Services Display and Reservation Agreement dated August 28, 1995 between Galileo International Partnership and Corporate Travel Link, Inc.

                  10.11 Copy of Ancillary Services Agreement dated August 28, 1995 between Galileo International Partnership and Corporate Travel Link, Inc.


                  10.12 Copy of Worldspan Car Rental Associate Reservation Agreement between Worldspan, LP and Corporate Travel Link, Inc.

                  10.13             Copy of Interim Loan Agreement between the
                                      registrant and Loeb Holding Corporation,

                                    as escrow agent, and certain executives of the Registrant.


                  10.14             Prosoft Consulting Agreement


                  10.15* Copy of Consulting and Investment Banking Agreement between the Company and Loeb Partners Coproration.

                  10.16* Copy of Promissory Notes of the Company dated November 6, 1996 in the principal amounts of $12,500 and $237,500 payable to Loeb Holding Corporation, as escrow agent.


                  21                List of Subsidiaries

                  24.1              Consent of Wiss & Company, LLP

                  24.2              Consent of McLaughlin & Stern, LLP

                  28.1              Executive Stock Issuance

    Schedules other than those listed above have been omitted since they are either not required, are not applicable or the required information is shown in the financial statements or related notes.


    * Filed herewith


    ITEM 28.  Undertakings


      The undersigned Registrant hereby undertakes to:

      (a) (1) File, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

                  (i) Include any prospectus required by section 10(a)
    (3) of the Securities Act;


                  (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of a prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.


                  (iii) Include any additional or changed material information on the plan of distribution;

           (2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement for the securities offered, and the offering of the securities at that time to be the initial bona fide offering;

         (3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering; and

      (b) Provide to the underwriter at the closing specified in the underwriting agreement certificates in such denominations and registered in such names as required by the Underwriter to permit prompt delivery to each purchaser.

    Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors,



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    officers and  controlling  persons of the small business  issuer pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that
    in  the   opinion  of  the   Securities   and   Exchange   Commission   such
    indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

    In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suite or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

    The undersigned Registrant hereby undertakes that:

           (1) For the purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b) (1) or (4) or 497 (h) under the Securities Act shall be deemed to be part of this registration as of the time it was declared effective.

           (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                          CONSENT OF INDEPENDENT AUDITORS



            We hereby consent to the use in the Prospectus constituting part of this Registration Statement on Form SB-2 of our report dated July 8, 1996, relating to the consolidated financial statements of Genisys Reservation Systems, Inc., and Subsidiary which appears in such the Prospectus.

           We also consent to the reference to us under "Experts" in the Prospectus.



                                                     Wiss & Company, LLP



    Woodbridge, New Jersey
    January 21, 1997






















                                                       II-9


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                                                    SIGNATURES


                  In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Union, State of New Jersey, on January 22, 1997.


                  GENISYS RESERVATION SYSTEMS, INC.

                  By:   /s/ Joseph Cutrona
                       Joseph Cutrona
                       President

                  In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.

    /s/Joseph Cutrona    President and Director      January 22, 1997
    Joseph Cutrona

    /s/John H. Wasko      Secretary, Treasurer
    John H. Wasko         and Director               January 22, 1997
                         (Chief Financial
                          Officer and
                          Chief Accounting Officer)

    /s/Mark A. Kenny      Director                    January 22, 1997
    Mark A. Kenny

    /s/Warren D. Bagatelle   Chairman and Director    January 22, 1997
    Warren D. Bagatelle    (Chief Executive Officer)






                                                       II-10


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